Exhibit 4.2

EXECUTION VERSION

INTERCREDITOR AGREEMENT

dated as of June 15, 2016 between

BANK OF AMERICA, N.A.,

as Priority Lien Agent,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Second Lien Collateral Trustee

And

DYNCORP FUNDING LLC,

as Third Lien Collateral Trustee

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.01	Construction; Certain Defined Terms	1

ARTICLE II

LIEN PRIORITIES

Section 2.01	Relative Priorities	15
Section 2.02	Prohibition on Marshalling, Etc.	17
Section 2.03	No New Liens	17
Section 2.04	Similar Collateral and Agreements	18
Section 2.05	No Duties of Priority Lien Agent	18
Section 2.06	No Duties of Second Lien Collateral Trustee	19

ARTICLE III

ENFORCEMENT RIGHTS

Section 3.01	Limitation on Enforcement Actions	20
Section 3.02	Insurance	23
Section 3.03	No Interference; Payment Over	24

ARTICLE IV

OTHER AGREEMENTS

Section 4.01	Release of Liens; Automatic Release of Second Liens and Third Liens	27
Section 4.02	Certain Agreements With Respect to Insolvency or Liquidation Proceedings	28
Section 4.03	Reinstatement	38
Section 4.04	Refinancings; Additional Second Lien Debt; Initial Third Lien Indebtedness; Additional Third Lien Debt	39
Section 4.05	Amendments to Second Lien Documents and Third Lien Documents; Certain Amendments to Priority Lien Documents	41
Section 4.06	Legends	42
Section 4.07	Second Lien Secured Parties and Third Lien Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor; Irrevocable Proxy and Power of Attorney	42

Section 4.08	Postponement of Subrogation	44
Section 4.09	Acknowledgment by the Secured Debt Representatives	44

ARTICLE V

PAYMENT SUBORDINATION OF THE THIRD LIEN OBLIGATIONS

Section 5.01	Payment Subordination of the Third Lien Obligations	45

ARTICLE VI

GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY INTERESTS

Section 6.01	General	46
Section 6.02	Deposit Accounts	48

ARTICLE VII

APPLICATION OF PROCEEDS; DETERMINATION OF AMOUNTS; PAYMENT SUBORDINATION OF THIRD LIEN OBLIGATIONS

Section 7.01	Application of Proceeds	48
Section 7.02	Determination of Amounts	49
Section 7.03		49

ARTICLE VIII

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE;
CONSENT OF GRANTORS; ETC

Section 8.01	No Reliance; Information	49
Section 8.02	No Warranties or Liability	50
Section 8.03	Obligations Absolute	51
Section 8.04	Grantors Consent	52

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

Section 9.01	Representations and Warranties of Each Party	52
Section 9.02	Representations and Warranties of Each Representative	53

ARTICLE X

MISCELLANEOUS

Section 10.01	Notices	53
Section 10.02	Waivers; Amendment	54
Section 10.03	Actions Upon Breach; Specific Performance	54
Section 10.04	Parties in Interest	55

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Annex and Exhibits

Annex I	Legends

Exhibit A	Form of Priority Confirmation Joinder
Exhibit B	Security Documents
Exhibit C	Irrevocable Voting Proxy and Irrevocable Power of Attorney

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INTERCREDITOR AGREEMENT, dated as of June 15, 2016 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), between BANK OF AMERICA, N.A., as administrative agent for the Priority Lien Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Priority Lien Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Second Lien Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Second Lien Collateral Trustee”), and DYNCORP FUNDING LLC, as collateral agent for the Third Lien Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Third Lien Collateral Trustee”).

Reference is made to (a) the Priority Credit Agreement (defined below), (b) the Second Lien Indenture (defined below) governing the Second Lien Indenture Notes (defined below) and (c) the Initial Third Lien Debt Facility (defined below).

From time to time following the date hereof, DYNCORP INTERNATIONAL INC., a Delaware corporation (together with its successors and assigns, “DynCorp”) may (i) issue Additional Notes pursuant to the Second Lien Indenture (as defined below); (ii) incur Additional Second Lien Obligations (as defined below) to the extent permitted by the Secured Debt Documents (as defined below); and (iii) incur Additional Third Lien Obligations (as defined below) to the extent permitted by the Secured Debt Documents (as defined below).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Priority Lien Agent (for itself and on behalf of the Priority Lien Secured Parties), the Second Lien Collateral Trustee (for itself and on behalf of the Second Lien Secured Parties) and the Third Lien Collateral Trustee (for itself and on behalf of the Third Lien Secured Parties) agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any agreement, instrument, other document, statute or regulation shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c) As used in this Agreement, the following terms have the meanings specified below:

“Accounts” has the meaning assigned to such term in Section 3.01(a).

“Additional Notes” has the meaning given to the term “PIK Notes” in the Second Lien Indenture as in effect on the date hereof.

“Additional Second Lien Debt Facility” means any Indebtedness for which the requirements of Section 4.04(b) of this Agreement have been satisfied, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document; provided that neither the Second Lien Indenture nor any Second Lien Substitute Facility shall constitute an Additional Second Lien Debt Facility at any time.

“Additional Second Lien Documents” means any Additional Second Lien Debt Facility and any Additional Second Lien Security Documents.

“Additional Second Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Second Lien Secured Party (or any of its Affiliates) in respect of any Additional Second Lien Documents.

“Additional Second Lien Secured Parties” means, at any time, the trustee, agent or other representative of the holders of any Series of Second Lien Debt who maintain the transfer register for such Series of Second Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Second Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Series of Second Lien Debt outstanding at such time; provided that the Indenture Second Lien Secured Parties shall not be deemed Additional Second Lien Secured Parties.

“Additional Second Lien Security Documents” means any Additional Second Lien Debt Facility (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, executed and delivered by DynCorp or any other Grantor pursuant to an Additional Second Lien Debt Facility creating (or purporting to create) a Lien upon the Second Lien Collateral in favor of Additional Second Lien Secured Parties.

“Additional Third Lien Debt Facility” means any Indebtedness for which the requirements of Section 4.04(b) of this Agreement have been satisfied, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document; provided that neither the Initial Third Lien Debt Facility nor any Third Lien Substitute Facility shall constitute an Additional Third Lien Debt Facility at any time.

“Additional Third Lien Documents” means any Additional Third Lien Debt Facility and any Additional Third Lien Security Documents.

“Additional Third Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Third Lien Secured Party (or any of its Affiliates) in respect of any Additional Third Lien Documents.

“Additional Third Lien Secured Parties” means, at any time, the Third Lien Collateral Trustee, the trustee, agent or other representative of the holders of any Series of Third Lien Debt who maintain the transfer register for such Series of Third Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Third Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Series of Third Lien Debt outstanding at such time; provided that the Initial Third Lien Secured Parties shall not be deemed Additional Third Lien Secured Parties.

“Additional Third Lien Security Documents” means any Additional Third Lien Debt Facility (insofar as the same grants a Lien on the Collateral) and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, executed and delivered by DynCorp or any other Grantor pursuant to an Additional Third Lien Debt Facility creating (or purporting to create) a Lien upon the Third Lien Collateral in favor of Additional Third Lien Secured Parties.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the board of directors or other governing body of the general partner of the partnership; (3) with respect to a limited liability company, the board of managers, sole member or managing member, as applicable, of the limited liability company; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Management Obligations” has the meaning given to such term in the Priority Credit Agreement as in effect on the date hereof.

“Class” means (a) in the case of Priority Lien Debt, the Priority Lien Debt, taken together, (b) in the case of Second Lien Debt, every Series of Second Lien Debt, taken together and (c) in the case of Third Lien Debt, every Series of Third Lien Debt, taken together.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Priority Lien Collateral, the Second Lien Collateral and/or the Third Lien Collateral.

“Credit Facilities” means, one or more debt facilities, indentures or commercial paper facilities (including, without limitation, the Priority Credit Agreement), in each case, with banks or other financial institutions providing for revolving credit loans, term loans, capital markets financings, private placements, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“DIP Financing” has the meaning assigned to such term in Section 4.02(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 4.02(b).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(b) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(c) discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Obligations;

(d) payment of Hedging Obligations constituting Priority Lien Obligations (and, with respect to any particular Hedge Agreement, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Priority Lien Agent) pursuant to the terms of the Priority Credit Agreement); and

(e) payment in full in cash of all other Priority Lien Obligations, including without limitation, Cash Management Obligations, that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if, at any time concurrently with or after the Discharge of Priority Lien Obligations has occurred, DynCorp enters into any Priority Lien Document evidencing a Priority Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which DynCorp designates such Indebtedness as Priority Lien Debt in accordance with this Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement, any Second Lien Obligations shall be deemed to have been at all times Second Lien Obligations and at no time Priority Lien Obligations and any Third Lien Obligations shall be deemed to have been at all times Third Lien Obligations and at no time Priority Lien Obligations or Second Lien Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04(a) shall not be deemed to cause a Discharge of Priority Lien Obligations.

“Discharge of Second Lien Obligations” means the occurrence of all of the following:

(a) payment in full in cash of the principal of and interest and premium (if any) on all Second Lien Debt;

(b) payment in full in cash of all other Second Lien Obligations that are outstanding and unpaid at the time the Second Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if at any time concurrently with or after the Discharge of Second Lien Obligations has occurred, DynCorp enters into any Second Lien Document evidencing a Second Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Second Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Second Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Second Lien Obligations), and, from and after the date on which DynCorp designates such Indebtedness as Second Lien Debt in accordance with this Agreement, the obligations under such Second Lien Document shall automatically and without any further action be treated as Second Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement, and any Third Lien Obligations shall be deemed to have been at all times Third Lien Obligations and at no time Second Lien Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04(a) shall not be deemed to cause a Discharge of Second Lien Obligations.

“Disposition” shall mean any sale, lease, exchange, assignment, license, contribution, transfer or other disposition. “Dispose” shall have a correlative meaning.

“DynCorp” has the meaning assigned to such term in the preamble hereto.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means DynCorp, Holdings and each subsidiary of DynCorp that shall have granted any Lien in favor of any of the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Trustee on any of its assets or properties to secure any of the Secured Obligations.

“Hedging Obligations” means, with respect to any Grantor, the obligations of such Grantor under any Swap Contract (as defined in the Priority Credit Agreement as in effect on the date hereof).

“Holdings” means Delta Tucker Holdings, Inc., a Delaware corporation.

“Indenture Second Lien Documents” means the Second Lien Indenture, the Second Lien Indenture Notes, the Indenture Second Lien Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing the Indenture Second Lien Obligations or any Second Lien Substitute Facility.

“Indenture Second Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Indenture Second Lien Secured Party (or any of its Affiliates) in respect of the Indenture Second Lien Documents.

“Indenture Second Lien Secured Parties” means, at any time, the Second Lien Trustee, the Second Lien Collateral Trustee, the trustees, agents and other representatives of the holders of the Second Lien Indenture Notes who maintain the transfer register for the Second Lien Indenture Notes, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Indenture Second Lien Document and each other holder of, or obligee in respect of, any Second Lien Indenture Notes, any holder or lender pursuant to any Indenture Second Lien Document outstanding at such time; provided that any Additional Second Lien Secured Parties shall not be deemed Indenture Second Lien Secured Parties.

“Indenture Second Lien Security Documents” means the Second Lien Indenture (insofar as the same grants or purports to grant a Lien on the Collateral), each agreement listed in Part B of Exhibit B hereto and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by DynCorp or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Second Lien Collateral Trustee (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Second Lien Substitute Facility).

“Initial Third Lien Debt Facility” means the Third Lien Credit Agreement, dated as of June 15, 2016, among DynCorp, as borrower, the guarantors from time to time party thereto and DynCorp Funding LLC, as lender and collateral agent, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Debt Document.

“Initial Third Lien Documents” means the Initial Third Lien Debt Facility and the Initial Third Lien Security Documents.

“Initial Third Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Initial Third Lien Secured Party (or any of its Affiliates) in respect of the Initial Third Lien Documents.

“Initial Third Lien Secured Parties” means, at any time, the Original Third Lien Collateral Trustee, the trustees, agents and other representatives of the holders of the Initial Third Lien Debt Facility (including any holders of notes pursuant to supplements executed in connection with the issuance of Series of Third Lien Debt under the Initial Third Lien Debt Facility) who maintain the transfer register for such Third Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Initial Third Lien Document and each other holder of, or obligee in respect of, any Initial Third Lien Obligations, any holder or lender pursuant to any Initial Third Lien Document outstanding at such time; provided that any Additional Third Lien Secured Parties shall not be deemed Initial Third Lien Secured Parties.

“Initial Third Lien Security Documents” means the Initial Third Lien Debt Facility (insofar as the same grants or purports to grant a Lien on the Collateral), each agreement listed in Part C of Exhibit B hereto and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by DynCorp or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Initial Third Lien Secured Parties (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Third Lien Substitute Facility).

“Insolvency or Liquidation Proceeding” means:

(c) any case commenced by or against DynCorp or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of DynCorp or any other Grantor, any receivership or assignment for the benefit of creditors relating to DynCorp or any other Grantor or any similar case or proceeding relative to DynCorp or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(d) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to DynCorp or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(e) any other proceeding of any type or nature in which substantially all claims of creditors of DynCorp or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest therein and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any)(including, in the case of the Indenture Second Lien Obligations, any “Acceleration Premium” as defined in the Second Lien Indenture), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of DynCorp by any two Officers of DynCorp.

“Opinion of Counsel” means an opinion (subject to customary assumptions and qualifications, including, to the extent appropriate, reliance as to factual matters on one or more Officers’ Certificates) of counsel to DynCorp, which opinion may be delivered by a legal counsel who is an employee of or counsel to DynCorp.

“Original Priority Lien Agent” has the meaning assigned to such term in the preamble hereto.

“Original Second Lien Collateral Trustee” has the meaning assigned to such term in the preamble hereto.

“Original Second Lien Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Second Lien Indenture, and together with its successors in such capacity.

“Original Third Lien Collateral Trustee” has the meaning assigned to such term in the preamble hereto.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit A.

“Priority Credit Agreement” means the Credit Agreement, dated as of July 7, 2010, among DynCorp, as borrower, the Original Priority Lien Agent, the lenders party thereto from time to time and the other agents named therein, as amended by that certain Amendment and Waiver to Credit Agreement dated as of January 21, 2011, Amendment No. 2 to Credit Agreement dated as of August 10, 2011, Amendment No. 3 to Credit Agreement dated as of June 19, 2013, and Amendment No. 4 and Waiver to Credit Agreement dated as of November 5, 2014, as amended and restated pursuant to that certain Amendment No. 5 and Waiver dated as of April 30, 2016, and as further amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, in accordance with the terms thereof and hereof, with the same and/or different lenders and/or agents and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Priority Substitute Credit Facility.

“Priority Lien” means a Lien granted by DynCorp or any other Grantor in favor of the Priority Lien Agent, at any time, upon any Property of DynCorp or such Grantor to secure Priority Lien Obligations (including Liens on such Collateral under the security documents associated with any Priority Substitute Credit Facility).

“Priority Lien Agent” means the Original Priority Lien Agent, and, from and after the date of execution and delivery of a Priority Substitute Credit Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“Priority Lien Collateral” shall mean all “Collateral”, as defined in the Priority Credit Agreement or any other Priority Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Priority Lien Obligation.

“Priority Lien Debt” means the indebtedness under the Priority Credit Agreement (including letters of credit and reimbursement obligations with respect thereto) and indebtedness under any Priority Substitute Credit Facility. For purposes of this Agreement, indebtedness under the Priority Credit Agreement as in effect on the date hereof is permitted to be incurred under each of the Second Lien Indenture and the Initial Third Lien Debt Facility.

“Priority Lien Documents” means the Priority Credit Agreement, the Priority Lien Security Documents, the other “Loan Documents” (as defined in the Priority Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Priority Substitute Credit Facility.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of or in connection with Priority Lien Debt together with Hedging Obligations and Cash Management Obligations, in each case to the extent that such Obligations are secured by Priority Liens. Notwithstanding any other provision hereof, the term “Priority Lien Obligations” will include accrued interest, fees, costs, expenses, and other charges incurred under the Priority Credit Agreement and the other Priority Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Priority Lien Obligations (whether by or on behalf of DynCorp or any other Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“Priority Lien Secured Parties” means, at any time, the Priority Lien Agent, each lender or issuing bank under the Priority Credit Agreement, each holder, provider or obligee of any Hedging Obligations and Cash Management Obligations that is a lender under the Priority Credit Agreement or an Affiliate (as defined herein or in the Priority Credit Agreement) thereof and is a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Priority Lien Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Priority Lien Document and each other holder of, or obligee in respect of, any Priority Lien Obligations (including pursuant to a Priority Substitute Credit Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document outstanding at such time.

“Priority Lien Security Documents” means the Priority Credit Agreement (insofar as the same grants or purports to grant a Lien on the Collateral), each agreement listed in Part A of Exhibit B hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by DynCorp or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Priority Substitute Credit Facility).

“Priority Substitute Credit Facility” means any Credit Facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that Replaces the Priority Credit Agreement then in existence. For the avoidance of doubt, a Priority Substitute Credit Facility shall not be required to be a loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Priority Substitute Credit Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proxy and Power of Attorney Rights” has the meaning assigned to such term in Section 4.07(c).

“Replaces” means, (a) in respect of any agreement with reference to the Priority Credit Agreement, the Priority Lien Obligations or any Priority Substitute Credit Facility, that such agreement refunds, refinances or replaces (in a transaction that is in compliance with Section 4.04(a)) the Priority Credit Agreement, the Priority Lien Obligations or such Priority Substitute Credit Facility (i) in whole and that all commitments thereunder are terminated, or, (ii) to the extent permitted by the terms of the Priority Credit Agreement, Priority Lien Obligations or such Priority Substitute Credit Facility, in part, (b) in respect of any agreement with reference to the Second Lien Documents, the Second Lien Obligations or any Second Lien Substitute Facility, that such indebtedness refunds, refinances or replaces (in a transaction that is in compliance with Section 4.04(a)) the Second Lien Documents, the Second Lien Obligations or such Second Lien Substitute Facility (i) in whole and that all commitments thereunder are terminated, or, (ii) to the extent permitted by the terms of the Second Lien Documents, the Second Lien Obligations or such Second Lien Substitute Facility, in part and (c) in respect of any agreement with reference to the Third Lien Documents, the Third Lien Obligations or any Third Lien Substitute Facility, that such indebtedness refunds, refinances or replaces (in a transaction that is in compliance with Section 4.04(a)) the Third Lien Documents, the Third Lien Obligations or such Third Lien Substitute Facility (i) in whole and that all commitments thereunder are terminated, or, (ii) to the extent permitted by the terms of the Third Lien Documents, the Third Lien Obligations, or such Third Lien Substitute Facility, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Second Lien” means a Lien granted by a Second Lien Document to the Second Lien Collateral Trustee, at any time, upon any Collateral by DynCorp or any other Grantor to secure Second Lien Obligations (including Liens on such Collateral under the security documents associated with any Second Lien Substitute Facility).

“Second Lien Collateral” shall mean all “Collateral”, as defined in any Second Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Second Lien Obligations.

“Second Lien Collateral Trustee” means the Original Second Lien Collateral Trustee, and, from and after the date of execution and delivery of a Second Lien Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidence thereunder or governed thereby, in each case, together with its successors in such capacity.

“Second Lien Debt” means (i) the indebtedness under the Second Lien Indenture Notes issued on the date hereof and guarantees thereof, (ii) all indebtedness under Additional Second Lien Indenture Notes issued pursuant to the Second Lien Indenture and guarantees thereof, (iii) indebtedness incurred under any Additional Second Lien Documents that was permitted to be incurred and secured on a parity with the Second Lien Indenture Notes in accordance with the Second Lien Documents and other Secured Debt Documents and with respect to which the requirements of Section 4.04(b) have been satisfied, and (iv) all Indebtedness incurred under any Second Lien Substitute Facility.

“Second Lien Documents” means the Indenture Second Lien Documents and the Additional Second Lien Documents.

“Second Lien Indenture” means the Indenture, dated as of June 15, 2016, among DynCorp, the Grantors party thereto from time to time, the Second Lien Collateral Trustee and the Second Lien Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof unless restricted by the terms of this Agreement, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Second Lien Substitute Facility.

“Second Lien Indenture Notes” means (i) the 11.875% Senior Secured Second Lien Notes due 2020 issued under the Second Lien Indenture on the date hereof, and (ii) all Additional Notes issued pursuant to the Second Lien Indenture.

“Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Second Lien Obligations” will include accrued interest, fees, costs, expenses, and other charges incurred under the Second Lien Indenture and the other Second Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Second Lien Obligations (whether by or on behalf of DynCorp or any other Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Lien Representative” means (a) in the case of the Second Lien Indenture Notes, the Second Lien Trustee, and (b) in the case of any other Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt who is appointed as a Second Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Second Lien Debt, together with its successors in such capacity.

“Second Lien Secured Parties” means the Indenture Second Lien Secured Parties and any Additional Second Lien Secured Parties.

“Second Lien Security Documents” means the Indenture Second Lien Security Documents and any Additional Second Lien Security Documents.

“Second Lien Substitute Facility” means any facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that is permitted to be incurred pursuant to the Priority Lien Documents, the proceeds of which are used to, among other things, Replace the Second Lien Indenture and any Additional Second Lien Debt Facility then in existence. For the avoidance of doubt, a Second Lien Substitute Facility shall not be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Second Lien Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof) as the other Liens securing the Second Lien Obligations are subject to under this Agreement.

“Second Lien Trustee” means the Original Second Lien Trustee, and, from and after the date of execution and delivery of a Second Lien Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“Secured Debt Documents” means the Priority Lien Documents, the Second Lien Documents and the Third Lien Documents.

“Secured Debt Representative” means the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Trustee.

“Secured Obligations” means the Priority Lien Obligations, the Second Lien Obligations and the Third Lien Obligations.

“Secured Parties” means the Priority Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties.

“Security Documents” means the Priority Lien Security Documents, the Second Lien Security Documents and the Third Lien Security Documents.

“Series of Second Lien Debt” means, severally, the Second Lien Indenture Notes and each other issue or series of Second Lien Debt (including any Additional Second Lien Debt Facility) for which a single transfer register is maintained.

“Series of Secured Debt” means the Priority Lien Debt, each Series of Second Lien Debt and each Series of Third Lien Debt.

“Series of Third Lien Debt” means, severally, the Initial Third Lien Debt Facility and each other issue or series of Third Lien Debt (including any Additional Third Lien Debt Facility) for which a single transfer register is maintained.

“subsidiary” means, with respect to any specified Person: (1) any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or through another subsidiary, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are that Person or one or more subsidiaries of that Person (or any combination thereof), or (c) as to which such Person and its subsidiaries are entitled to receive more than 50% of the assets of such partnership upon its dissolution.

“Third Lien” means a Lien granted by a Third Lien Document to the Third Lien Collateral Trustee, at any time, upon any Collateral by DynCorp or any other Grantor to secure Third Lien Obligations (including Liens on such Collateral under the security documents associated with any Third Lien Substitute Facility).

“Third Lien Collateral” shall mean all “Collateral”, as defined in any Third Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Third Lien Obligations.

“Third Lien Collateral Trustee” means the Original Third Lien Collateral Trustee, and, from and after the date of execution and delivery of a Third Lien Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidence thereunder or governed thereby, in each case, together with its successors in such capacity.

“Third Lien Debt” means indebtedness under the Initial Third Lien Debt Facility and indebtedness incurred under any Additional Third Lien Documents and with respect to which the requirements of Section 4.04(b) have been satisfied, and all indebtedness incurred under any Third Lien Substitute Facility.

“Third Lien Documents” means the Initial Third Lien Documents, the Additional Third Lien Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing any Third Lien Substitute Facility.

“Third Lien Obligations” means Third Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Third Lien Obligations” will include accrued interest, fees, costs, expenses, and other charges incurred under the Third Lien

Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Third Lien Obligations (whether by or on behalf of DynCorp or any other Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“Third Lien Representative” means (a) in the case of the Initial Third Lien Debt Facility, the Original Third Lien Collateral Trustee and (b) in the case of any Series of Third Lien Debt, the trustee, agent or representative of the holders of such Series of Third Lien Debt who is appointed as a Third Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Third Lien Debt, together with its successors in such capacity.

“Third Lien Secured Parties” means the Initial Third Lien Secured Parties and any Additional Third Lien Secured Parties.

“Third Lien Security Documents” means the Initial Third Lien Secured Documents and any Additional Third Lien Security Documents.

“Third Lien Substitute Facility” means any facility with respect to which the requirements contained in Section 4.04(a) of this Agreement have been satisfied and that is permitted to be incurred pursuant to the Priority Lien Documents and the Second Lien Documents, the proceeds of which are used to, among other things, Replace the Initial Third Lien Debt Facility and/or any Additional Third Lien Debt Facility then in existence. For the avoidance of doubt, a Third Lien Substitute Facility shall not be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Third Lien Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof) as the other Liens securing the Third Lien Obligations are subject to under this Agreement.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

ARTICLE II

LIEN PRIORITIES

Section 2.01 Relative Priorities. (a) The grant of the Priority Liens pursuant to the Priority Lien Documents, the grant of the Second Liens pursuant to the Second Lien Documents and the grant of the Third Liens pursuant to the Third Lien Documents create three separate and distinct Liens on the Collateral.

(b) Notwithstanding anything contained in this Agreement, the Priority Lien Documents, the Second Lien Documents, the Third Lien Documents or any other agreement or instrument or operation of law to the contrary, or any other circumstance whatsoever and irrespective of (i) how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise), (ii) the time, manner, or order of the grant, attachment or perfection of a Lien, (iii) any conflicting provision of the New York UCC or other applicable law, (iv) any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a Priority Lien Document, a Second Lien Document or a Third Lien Document, (v) the modification of a Priority Lien Obligation, a Second Lien Obligation or a Third Lien Obligation, or (vi) the subordination of a Lien on Collateral securing a Priority Lien Obligation or a Second Lien Obligation to a Lien securing another obligation of DynCorp or other Person that is permitted under the Priority Lien Documents or the Second Lien Documents or securing a DIP Financing, each of the Second Lien Collateral Trustee, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Collateral Trustee, on behalf of itself and the other Third Lien Secured Parties, hereby agrees that (i) any Priority Lien on any Collateral now or hereafter held by or for the benefit of any Priority Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to (A) any and all Second Liens on any Collateral and (B) any and all Third Liens on any Collateral, (ii) any Second Lien on any Collateral now or hereafter held by or for the benefit of any Second Lien Secured Party shall be (A) junior and subordinate in right, priority, operation, effect and all other respects to any and all Priority Liens on any Collateral and (B) senior in right, priority, operation, effect and all other respects to any and all Third Liens on any Collateral and (iii) any Third Lien on any Collateral now or hereafter held by or for the benefit of any Third Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to (A) any and all Priority Liens on any Collateral and (B) any and all Second Liens on any Collateral.

(c) It is acknowledged that (i) the aggregate amount of the Priority Lien Obligations or Second Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents and the Second Lien Documents, (ii) a portion of the Priority Lien Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) in accordance with this Agreement (A) the Priority Lien Documents or the Second Lien Documents may be replaced, restated, supplemented, restructured or otherwise amended or modified from time to time and (B) the Priority Lien Obligations or the Second Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, in the case of the foregoing (A) and (B) all without affecting the subordination of the Second Liens or Third Liens hereunder or the provisions of this Agreement defining the relative rights of the Priority Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Priority Lien Obligations (or any part thereof), the Second Lien Obligations (or any part thereof) or the Third Lien Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Priority Lien Obligations or any Second Lien Obligations or by any action that any Secured Debt Representative or Secured Party may take or fail to take in respect of any Collateral.

Section 2.02 Prohibition on Marshalling, Etc. (a) Until the Discharge of Priority Lien Obligations, the Second Lien Collateral Trustee will not assert any marshalling, appraisal, valuation, or other similar right that may otherwise be available to a junior secured creditor.

(b) Until the Discharge of Priority Lien Obligations and the Discharge of Second Lien Obligations, the Third Lien Collateral Trustee will not assert any marshalling, appraisal, valuation, or other similar right that may otherwise be available to a junior secured creditor.

Section 2.03 No New Liens. The parties hereto agree that, (a) so long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (i) grant or permit any additional Liens on any asset of a Grantor to secure any Third Lien Obligation, or take any action to perfect any additional Liens securing any Third Lien Obligations, unless it has granted, or substantially concurrently therewith grants, a Lien on such asset of such Grantor to secure (A) the Priority Lien Obligations and has taken all actions required to perfect such Liens and (B) the Second Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Priority Lien Agent or the Second Lien Collateral Trustee to accept such Lien will not prevent the Third Lien Collateral Trustee from taking the Lien or (ii) grant or permit any additional Liens on any asset of a Grantor to secure any Second Lien Obligation, or take any action to perfect any additional Liens securing any Second Lien Obligations, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure (A) the Priority Lien Obligations and has taken all actions required to perfect such Liens and (B) the Third Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Third Lien Collateral Trustee to accept such Lien will not prevent the Second Lien Collateral Trustee from taking the Lien; and (b) on and after the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (i) grant or permit any additional Liens on any asset of a Grantor to secure any Second Lien Obligations, or take any action to perfect any additional Liens securing any Second Lien Obligations, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure the Third Lien Obligations; provided, however, the refusal or inability of the Third Lien Collateral Trustee to accept such Lien will not prevent the Second Lien Collateral Trustee from taking the Lien or (ii) grant or permit any additional Liens on any asset of a Grantor to secure any Third Lien Obligations, or take any action to perfect any additional Liens securing any Third Lien Obligations, unless it has granted, or substantially concurrently therewith grants, a Lien on such asset of such Grantor to secure the Second Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Second Lien Collateral Trustee to accept such Lien will not prevent the Third Lien Collateral Trustee from taking the Lien, with each such Lien as described in clauses (a) and (b) of this Section 2.03 to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Priority Lien Agent, the other Priority Lien Secured Parties, the Second Lien Collateral Trustee or the other Second Lien Secured Parties, each of the Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, and the Third Lien Collateral Trustee, for itself and on behalf of the other Third Lien Secured Parties, agrees that any amounts received by or distributed to any Second Lien Secured Party or Third Lien Secured Party, as applicable, pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 3.03(b).

Section 2.04 Similar Collateral and Agreements. The parties hereto acknowledge and agree that it is their intention that the Priority Lien Collateral, the Second Lien Collateral and the Third Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree (a) to cooperate in good faith in order to determine, upon any reasonable request by the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Trustee, the specific assets included in the Priority Lien Collateral, the Second Lien Collateral and the Third Lien Collateral, the steps taken to perfect the Priority Liens, the Second Liens and the Third Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents, the Second Lien Documents and the Third Lien Documents in respect of the Priority Lien Obligations, the Second Lien Obligations and the Third Lien Obligations, respectively, (b) that the Second Lien Security Documents creating Liens on the Collateral shall be in all material respects the same forms of documents as the respective Priority Lien Security Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Second Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents, (iii) provisions in the Second Lien Security Documents which are solely applicable to the rights and duties of the Second Lien Collateral Trustee and/or the Second Lien Trustee, and (iv) with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities, (c) that the Third Lien Security Documents creating Liens on the Collateral shall be in all material respects the same forms of documents as the respective Priority Lien Security Documents and Second Lien Security Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Third Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents and Second Lien Security Documents, (iii) provisions in the Third Lien Security Documents which are solely applicable to the rights and duties of the Third Lien Collateral Trustee, and (iv) with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing deeply subordinated debt securities or as otherwise agreed, (d) that at no time shall there be any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations and (e) that at no time shall there be any Grantor that is an obligor in respect of the Third Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations and the Second Lien Obligations.

Section 2.05 No Duties of Priority Lien Agent. Each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, acknowledges and agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duties or other obligations to any such Second Lien Secured Party or Third Lien Secured Party with respect to any Collateral, other than to serve as gratuitous bailee with respect to certain Collateral as provided in Article VI of this Agreement and to transfer to the Second Lien Collateral Trustee any remaining Collateral and any proceeds of the sale or other Disposition of any such Collateral remaining in its possession following the associated Discharge of Priority Lien Obligations, in each case without representation or warranty on the part of the Priority Lien

Agent or any Priority Lien Secured Party. In furtherance of the foregoing, each Second Lien Secured Party and Third Lien Secured Party acknowledges and agrees that until the Discharge of Priority Lien Obligations, the Priority Lien Agent shall be entitled, for the benefit of the Priority Lien Secured Parties, to sell, transfer or otherwise Dispose of or deal with such Collateral, as provided herein and in the Priority Lien Documents, without regard to (a) any Second Lien or any rights to which the Second Lien Collateral Trustee or any Second Lien Secured Party would otherwise be entitled as a result of such Second Lien or (b) any Third Lien or any rights to which the Third Lien Collateral Trustee or any Third Lien Secured Party would otherwise be entitled as a result of such Third Lien. Without limiting the foregoing, each Second Lien Secured Party and Third Lien Secured Party agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, Dispose of or otherwise liquidate all or any portion of such Collateral, in any manner that would maximize the return to the Second Lien Secured Parties or the Third Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, Disposition or liquidation may affect the amount of proceeds actually received by the Second Lien Secured Parties or the Third Lien Secured Parties, as applicable, from such realization, sale, Disposition or liquidation. Each of the Second Lien Secured Parties and Third Lien Secured Parties waives any claim such Second Lien Secured Party or Third Lien Secured Party may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or the Priority Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for the Priority Lien Obligations.

Section 2.06 No Duties of Second Lien Collateral Trustee. The Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, acknowledges and agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall have any duties or other obligations to such Third Lien Secured Party with respect to any Collateral, other than to serve as gratuitous bailee with respect to certain Collateral as provided in Article VI of this Agreement and to transfer to the Third Lien Collateral Trustee any remaining Collateral and any proceeds of the sale or other Disposition of any such Collateral remaining in its possession following the associated Discharge of Second Lien Obligations (provided such discharge of Second Lien Obligations occurs after the Discharge of Priority Lien Obligations), in each case without representation or warranty on the part of the Second Lien Collateral Trustee or any Second Lien Secured Party. In furtherance of the foregoing, each Third Lien Secured Party acknowledges and agrees that after the Discharge of Priority Lien Obligations and until the Discharge of Second Lien Obligations, the Second Lien Collateral Trustee shall be entitled, for the benefit of the Second Lien Secured Parties, to sell, transfer or otherwise Dispose of or deal with such Collateral, as provided herein and in the Second Lien Documents, without regard to any Third Lien or any rights to which the Third Lien Collateral Trustee or any Third Lien Secured Party would otherwise be entitled as a result of such Third Lien. Without limiting the foregoing, each Third Lien Secured Party agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, Dispose of or otherwise liquidate all or any portion of such Collateral, in any manner that would maximize the return to the Third Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, Disposition or liquidation may affect the amount of proceeds actually received by the Third Lien Secured Parties from such realization, sale, Disposition or liquidation. Each of the Third Lien Secured Parties waives any claim such Third Lien Secured Party may now or hereafter have against the Second Lien Collateral Trustee or any other Second Lien Secured Party arising out of any actions which the Second Lien Collateral Trustee or the Second Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Second Lien Documents or the valuation, use, protection or release of any security for the Second Lien Obligations.

ARTICLE III

ENFORCEMENT RIGHTS

Section 3.01 Limitation on Enforcement Actions. (a) Prior to the Discharge of Priority Lien Obligations, each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, hereby agrees that none of the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Second Lien Security Document or Third Lien Security Document, as applicable, applicable law or otherwise (including but not limited to any right of setoff), it being agreed that only the Priority Lien Agent (or any Person authorized by it), acting in accordance with the applicable Priority Lien Documents, shall thereafter have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party. In exercising rights and remedies with respect to the Collateral, the Priority Lien Agent and the other Priority Lien Secured Parties may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of any Second Lien Secured Party or Third Lien Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. Without limiting the generality of the foregoing, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts (collectively “Accounts”), including exercising rights under control agreements with respect to such Accounts. Each of the Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, and the

Third Lien Collateral Trustee, for itself and on behalf of the other Third Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document, any other Second Lien Document, any Third Lien Security Document or any other Third Lien Document, as applicable, shall be deemed to restrict in any way the rights and remedies of the Priority Lien Agent or the other Priority Lien Secured Parties with respect to the Collateral as set forth in this Agreement. Notwithstanding the foregoing, subject to Section 3.03, (x) the Second Lien Collateral Trustee, on behalf of the Second Lien Secured Parties, may, but will have no obligation to, take all such actions it deems necessary to perfect or continue the perfection of the Second Liens in the Collateral or to create, preserve or protect (but not enforce) the Second Liens in the Collateral and (y) the Third Lien Collateral Trustee, on behalf of the Third Lien Secured Parties, may, but will have no obligation to, (a) take all such actions it deems necessary to perfect or continue the perfection of the Third Liens in the Collateral or to create, preserve or protect (but not enforce) the Third Liens in the Collateral. Nothing herein shall limit the right or ability of the Second Lien Secured Parties to (i) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Priority Lien Agent to the extent that, and so long as, the Priority Lien Secured Parties receive payment in full in cash of all Priority Lien Obligations after giving effect thereto, (ii) file a proof of claim with respect to the Second Lien Obligations, (iii) file any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading objecting to or otherwise seeking disallowance of the claim or Second Lien of the Second Lien Collateral Trustee or any other Second Lien Secured Party, (iv) file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of DynCorp or any other Grantor arising under any insolvency or liquidation proceeding or applicable nonbankruptcy law, and (v) vote on any plan of reorganization in any insolvency or liquidation proceeding of DynCorp or any other Grantor, in the case of each of clause (x) of the immediately preceding sentence and clauses (i) through (v) above, to the extent such action is not otherwise prohibited by or inconsistent with, or would not result in a resolution inconsistent with, the other terms of this Agreement. Nothing in this paragraph shall limit the right or ability of the Third Lien Secured Parties to (i) file a proof of claim with respect to the Third Lien Obligations, or (ii) file any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading objecting to or otherwise seeking disallowance of the claim or Third Lien of the Third Lien Collateral Trustee or any other Third Lien Secured Party, in the case of each of clause (y) of the second preceding sentence and clauses (i) and (ii) above, to the extent such action is not otherwise prohibited by or inconsistent with, or would not result in a resolution inconsistent with, the other terms of this Agreement.

(b) Prior to the Discharge of Second Lien Obligations, the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, hereby agrees that neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Third Lien Security Document, applicable law or otherwise (including but not limited to any right of setoff), it being agreed that, on and after the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, only the Second Lien Collateral Trustee (or any Person authorized by it), acting in accordance with the applicable

Second Lien Documents, shall have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the Third Lien Collateral Trustee or any other Third Lien Secured Party. In exercising rights and remedies with respect to the Collateral, the Second Lien Collateral Trustee and the other Second Lien Secured Parties may enforce the provisions of the Second Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of any Third Lien Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. Without limiting the generality of the foregoing, the Second Lien Collateral Trustee will have the exclusive right to deal with the Accounts, including exercising rights under control agreements with respect to such Accounts. The Third Lien Collateral Trustee, for itself and on behalf of the other Third Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Third Lien Security Document or any other Third Lien Document shall be deemed to restrict in any way the rights and remedies of the Second Lien Collateral Trustee or the other Second Lien Secured Parties with respect to the Collateral as set forth in this Agreement. Notwithstanding the foregoing, subject to Section 3.03, the Third Lien Collateral Trustee, on behalf of the Third Lien Secured Parties, may, but will have no obligation to, take all such actions (not adverse to the Second Liens or the rights of the Second Lien Collateral Trustee and the Second Lien Secured Parties) it deems necessary to perfect or continue the perfection of the Third Liens in the Collateral or to create, preserve or protect (but not enforce) the Third Liens in the Collateral. Nothing in this paragraph shall limit the right or ability of the Third Lien Secured Parties to (i) file a proof of claim with respect to the Third Lien Obligations, or (ii) file any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading objecting to or otherwise seeking disallowance of the claim or Third Lien of the Third Lien Collateral Trustee or any other Third Lien Secured Party, in each case (i) and (ii) above, to the extent such action is not otherwise prohibited by or inconsistent with, or would not result in a resolution inconsistent with, the other terms of this Agreement.

(c) In addition to the restrictions set forth above in this Section 3.01, the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, hereby agrees that, prior to the Discharge of Second Lien Obligations, neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party shall (i) take any action to accelerate the scheduled maturity of any Third Lien Obligations unless the scheduled maturity of the Second Lien Obligations and the scheduled maturity of the Priority Lien Obligations have been accelerated (it being understood, for the avoidance of doubt, that this clause (i) is not intended to limit automatic acceleration upon an actual or deemed entry of an order for relief with respect to DynCorp or any other Grantor under the Bankruptcy Code that does not require any action under the Third Lien Documents on the part of the Third Lien Collateral Trustee or the other Third Lien Secured Parties), (ii) directly or indirectly seek to collect from DynCorp or any other Grantor or any of DynCorp’s Subsidiaries any portion of the Third Lien Obligations or (iii) exercise any of the other rights or remedies of the Third Lien Secured Parties upon a default or event of default under the Third Lien Documents.

Section 3.02 Insurance. (a) Unless and until the Discharge of Priority Lien Obligations has occurred, the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the Grantors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and Hedging Obligations). If the Second Lien Collateral Trustee, any Second Lien Secured Party, the Third Lien Collateral Trustee or any Third Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the Priority Lien Agent. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the Second Lien Collateral Trustee, any such Second Lien Secured Party, the Third Lien Collateral Trustee and any such Third Lien Secured Party shall follow the instructions of the Priority Lien Agent, or of the Grantors under the Priority Lien Documents to the extent the Priority Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement.

(b) On and after the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, the Second Lien Collateral Trustee shall have the sole and exclusive right, subject to the rights of the Grantors under the Second Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Second Lien Obligations has occurred, and subject to the rights of the Grantors under the Second Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the Second Lien Collateral Trustee pursuant to the terms of the Second Lien Documents and, after the Discharge of Second Lien Obligations has occurred, to the Third Lien Collateral Trustee to the extent required under the Third Lien Documents and then, to the extent no Third Lien Obligations are outstanding, to the owner of the subject property, to such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Third Lien Collateral Trustee or any Third Lien Secured Party shall, at any time on and after the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the Second Lien Collateral Trustee. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the Third Lien Collateral Trustee or any other Third Lien Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Second Lien Obligations has occurred, the Third Lien

Collateral Trustee and any such Third Lien Secured Party shall follow the instructions of the Second Lien Collateral Trustee, or of the Grantors under the Second Lien Documents to the extent the Second Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement.

Section 3.03 No Interference; Payment Over.

(a) No Interference. (i) The Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees that each Second Lien Secured Party (i) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Lien pari passu with, or to give such Second Lien Secured Party any preference or priority relative to, any Priority Lien with respect to the Collateral or any part thereof, (ii) will not (and hereby waives any right to) challenge or question in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, allowability or enforceability of any Priority Lien Obligations or Priority Lien Document, or the validity, attachment, perfection or priority of any Priority Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Priority Lien Secured Party or the Priority Lien Agent acting on their behalf, (iv) shall have no right to (A) direct the Priority Lien Agent or any other Priority Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent or any other Priority Lien Secured Party of any right, remedy or power with respect to any Collateral, (v) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent or other Priority Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Agent nor any other Priority Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent or other Priority Lien Secured Party with respect to any Priority Lien Collateral, (vi) will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (vii) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (viii) will not object to forbearance by the Priority Lien Agent or any Priority Lien Secured Party, and (ix) will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and

(ii) The Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, agrees that each Third Lien Secured Party (i) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Third Lien pari passu with, or to give such Third Lien Secured Party any preference or priority relative to, any Priority Lien or Second Lien with respect to the Collateral or any part thereof, (ii) will not, and hereby waives any right to, challenge or question in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, allowability or enforceability of any Priority Lien Obligations, Priority Lien Document, Second Lien Obligations or Second Lien

Document, or the validity, attachment, perfection or priority of any Priority Lien or Second Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Priority Lien Secured Party or the Priority Lien Agent acting on their behalf or by any Second Lien Secured Party or the Second Lien Collateral Trustee acting on their behalf, (iv) shall have no right to (A) direct the Priority Lien Agent, any other Priority Lien Secured Party, the Second Lien Collateral Trustee or any other Second Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent, any other Priority Lien Secured Party, the Second Lien Collateral Trustee or any other Second Lien Secured Party of any right, remedy or power with respect to any Collateral, (v) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent, any other Priority Lien Secured Party, the Second Lien Collateral Trustee or any other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and none of the Priority Lien Agent, any other Priority Lien Secured Party, the Second Lien Collateral Trustee or any other Second Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent, any other Priority Lien Secured Party, the Second Lien Collateral Trustee or any other Second Lien Secured Party with respect to any Priority Lien Collateral or Second Lien Collateral, as applicable, (vi) will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (vii) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (viii) will not object to forbearance by the Priority Lien Agent, any Priority Lien Secured Party, the Second Lien Collateral Trustee or any Second Lien Secured Party, (ix) will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law and (x) will not, and hereby waives any right it may have (as a junior lien creditor or otherwise) to, contest, protest, object to, interfere with, hinder or delay in any manner any exercise of remedies undertaken by the Priority Lien Agent or any other Priority Lien Secured Party under the Priority Lien Documents or by the Second Lien Collateral Trustee or any other Second Lien Secured Party under the Second Lien Documents.

(b) Payment Over. (i) Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that if any Second Lien Secured Party or Third Lien Secured Party, as applicable, shall obtain possession of any Collateral or shall realize or obtain any proceeds or payment in respect of any Collateral, pursuant to the exercise of any rights or remedies with respect to the Collateral under any Second Lien Security Document or Third Lien Security Document, as applicable, or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, at any time prior to the Discharge of Priority Lien Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the Priority Lien Agent and the other Priority Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Priority Lien Agent as promptly as practicable. Furthermore, the Second Lien Collateral Trustee or the Third Lien Collateral Trustee, as applicable, shall, at the Grantors’ expense, promptly send written notice to the Priority Lien Agent upon receipt of such Collateral, proceeds or payment by any Second Lien Secured Party or Third Lien Secured Party, as applicable, and if directed by the Priority Lien Agent within five (5) days after receipt by the Priority Lien Agent of such written notice, shall deliver such Collateral, proceeds or payment to the Priority Lien Agent in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Priority Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party, as applicable. Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its direct control in respect of any such Priority Lien Collateral and shall promptly turn any such Collateral then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. All Second Liens and Third Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement.

(ii) The Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that if any Third Lien Secured Party shall obtain possession of any Collateral or shall realize or obtain any proceeds or payment in respect of any Collateral, pursuant to the exercise of any rights or remedies with respect to the Collateral under any Third Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, at any time following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the Second Lien Collateral Trustee and the other Second Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Second Lien Collateral Trustee as promptly as practicable. Furthermore, the Third Lien Collateral Trustee shall, at the Grantors’ expense, promptly send written notice to the Second Lien Collateral Trustee upon receipt of such Collateral, proceeds or payment by any Third Lien Secured Party, and if directed by the Second Lien Collateral Trustee within five (5) days after receipt by the Second Lien Collateral Trustee of such written notice, shall deliver such Collateral, proceeds or payment to the Second Lien Collateral Trustee in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Second Lien Collateral Trustee is hereby authorized to make any such endorsements as agent for the Third Lien Collateral Trustee or any other Third Lien Secured Party. The Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any Second Lien Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Second Lien Collateral Trustee any payment received by it and then in its possession or under its direct control in respect of any such Second Lien Collateral and shall promptly turn any such Collateral then held by it over to the Second Lien Collateral Trustee, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Second Lien Obligations. All Third Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement.

ARTICLE IV

OTHER AGREEMENTS

Section 4.01 Release of Liens; Automatic Release of Second Liens and Third Liens. (a) Prior to the Discharge of Priority Lien Obligations, each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that, in the event the Priority Lien Secured Parties release their Lien on any Collateral, each of the Second Lien and Third Lien on such Collateral shall terminate and be released automatically and without further action if (i) such release is permitted under the Second Lien Documents, (ii) such release is effected in connection with the Priority Lien Agent’s foreclosure upon, or other Disposition in connection with the exercise of rights or remedies with respect to, such Collateral pursuant to the Priority Lien Documents, or (iii) such release is effected in connection with a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Priority Lien Secured Parties shall have consented to such sale or Disposition of such Collateral; provided that, in the case of each of clauses (i), (ii) and (iii), the Second Liens and Third Liens on such Collateral shall attach to (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations and, in the case of the Third Liens, shall remain subject and subordinate to (I) all Priority Liens securing Priority Lien Obligations and (II) all Second Liens securing Second Lien Obligations) any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Priority Lien Secured Parties or that remain after the Discharge of Priority Lien Obligations.

(b) On and after the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that, in the event the Second Lien Secured Parties release their Lien on any Collateral, the Third Lien on such Collateral shall terminate and be released automatically and without further action if (i) such release is not prohibited under the Third Lien Documents, (ii) such release is effected in connection with the Second Lien Collateral Trustee’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral pursuant to the Second Lien Documents, or (iii) such release is effected in connection with a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Second Lien Secured Parties shall have consented to such sale or Disposition of such Collateral; provided that, in the case of each of clauses (i), (ii) and (iii), the Third Liens on such Collateral shall attach to (and shall remain subject and subordinate to all Second Liens securing Second Lien Obligations remaining unpaid) any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Second Lien Secured Parties or that remain after the Discharge of Second Lien Obligations.

(c) Each of the Second Lien Collateral Trustee and the Third Lien Collateral Trustee agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Priority Lien Agent or the Second Lien Collateral Trustee, as applicable, to evidence and confirm any release of Collateral provided for in this Section 4.01.

Section 4.02 Certain Agreements With Respect to Insolvency or Liquidation Proceedings. (a) The parties hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any other applicable provision of any other Bankruptcy Law and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against DynCorp, any Grantor or any subsidiary of DynCorp. All references in this Agreement to DynCorp or any subsidiary of DynCorp or any other Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency or Liquidation Proceeding. For the purposes of this Section 4.02, unless otherwise provided herein, clauses (b) through and including (q) shall be in full force and effect prior to the Discharge of Priority Lien Obligations and clauses (r) through and including (gg) shall be in full force and effect prior to the Discharge of Second Lien Obligations.

(b) If DynCorp, any Grantor or any of DynCorp’s subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more lenders under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code or any other applicable provision of any other Bankruptcy Law, (i) the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, agrees that neither it nor any other Second Lien Secured Party and (ii) the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, agrees that neither it nor any other Third Lien Secured Party, in each case without the consent of the Priority Lien Agent, will raise any objection, contest or oppose, and each Second Lien Secured Party and Third Lien Secured Party will consent to and waive any claim such Person may now or hereafter have, to any such DIP Financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless the Priority Lien Agent or the Priority Lien Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Priority Liens, (1) the Second Lien Collateral Trustee will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Liens on the Collateral to the Priority Liens and to such DIP Financing Liens, so long as the Second Lien Collateral Trustee, on behalf of the Second Lien Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Priority Liens and the Third Liens as existed prior to the commencement of the case under the Bankruptcy Code and (2) the Third Lien Collateral Trustee will, for itself and on behalf of the other Third Lien Secured Parties, subordinate the Third Liens on the Collateral to the Priority Liens, the Second Liens and to such DIP Financing Liens, so long as the Third Lien Collateral Trustee, on behalf of the Third Lien Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Priority Liens and the Second Liens as existed prior to the commencement of the case under the Bankruptcy Code.

(c) Without the consent of the Priority Lien Agent, in its sole discretion, each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, agrees not to propose, support or enter into any DIP Financing other than a DIP Financing that provides for the payment in full in cash of the Priority Lien Obligations.

(d) Each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other Disposition, a motion to sell or Dispose or the bidding and related procedures for such sale or Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or other applicable Bankruptcy Law if the Priority Lien Secured Parties shall have consented to such sale or Disposition, such motion to sell or Dispose or such proposed bidding and related procedures for such sale or Disposition of such Collateral and all Priority Liens, Second Liens and Third Liens will attach to the proceeds of the sale in the same respective priorities as the existing Liens as set forth in this Agreement.

(e) Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any DIP Financing Liens (that is granted in a manner that is consistent with this Agreement) or administrative expense priority under Section 364 of the Bankruptcy Code.

(f) Without the consent of the Priority Lien Agent, in its sole discretion, (i) the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, and (ii) the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party, will object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (x) any request by the Priority Lien Agent or any other Priority Lien Secured Party for adequate protection or (y) any objection by the Priority Lien Agent or any other Priority Lien Secured Party to any motion, relief, action or proceeding based on the Priority Lien Agent or Priority Lien Secured Parties claiming a lack of adequate protection, except that the Second Lien Secured Parties may:

(I) freely seek and obtain relief granting adequate protection in the form of (1) a lien on additional or replacement collateral co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, and with the same relative priority to the Priority Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, and to all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties, provided that, to the extent the Second Lien Secured Parties obtain such lien on additional or replacement collateral, the Priority Lien Secured Parties shall also be granted a lien on such additional or replacement collateral, which shall be senior in priority to such liens granted to the Second Lien Secured Parties, (2) a superpriority administrative claim subordinated to all such claims granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties, provided that, to the extent the Second Lien Secured Parties are granted such a superpriority administrative claim, the Priority Lien Secured Parties shall also be granted a superpriority administrative claim which shall be senior in priority to such superpriority administrative claim granted to the Second Lien Secured Parties, and (3) payments in the amount of current post-petition fees and expenses, subject to the right of the Priority Lien Secured Parties to object to the amounts of fees and expenses so sought by the Second Lien Secured Parties, provided that, if the Second Lien Secured Parties receive payments in the amount of current post-petition fees and expenses, the Priority Lien Secured Parties shall also be entitled to receive payments in the amount of current post-petition fees and expenses; and

(II) freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after or concurrently with the Discharge of Priority Lien Obligations.

(g) Each of the Second Lien Collateral Trustee, for itself and on behalf of each of the other Second Lien Secured Parties, and the Third Lien Collateral Trustee, for itself and on behalf of each of the other Third Lien Secured Parties, waives any claim it or any such other Second Lien Secured Party or Third Lien Secured Party, as applicable, may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party (or their representatives) arising out of any election by the Priority Lien Agent or any Priority Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

(h) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party (in each case, whether in the capacity of a secured creditor or an unsecured creditor), and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party (in each case, whether in the capacity of a secured creditor or an unsecured creditor), shall propose, support, or vote to accept any plan of reorganization or other dispositive restructuring plan or disclosure statement of DynCorp or any other Grantor unless such plan (i) is accepted by the Class of Priority Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or (ii) otherwise provides for the payment in full in cash of all Priority Lien Obligations (including all post-petition interest, prepayment or acceleration premiums, fees and expenses and cash collateralization of all letters of credit, in each case irrespective of whether any claim for such amounts is approved by any bankruptcy court) on the effective date of such plan. Except as provided herein, each of the Second Lien Secured Parties shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

(i) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party, shall (i) seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral without the prior written consent of the Priority Lien Agent or (ii) object to any motion by the Priority Lien Agent or any other Priority Lien Secured Party seeking relief from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.

(j) The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party, shall oppose or seek to challenge any claim by the Priority Lien Agent or any other Priority Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses or cash collateralization of all letters of credit. Neither the Priority Lien Agent nor any other Priority Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Trustee or any other Second Lien Secured Party, for allowance or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, prepayment or acceleration premiums, fees or expenses to the extent of the value of the Second Liens on the Collateral (after taking into account the existence of the Priority Liens on the Collateral); provided that if the Priority Lien Agent or any other Priority Lien Secured Party shall have made any such claim, such claim (i) shall have been approved by the applicable court or (ii) will be approved by the applicable court contemporaneously with the approval of any such claim by the Second Lien Collateral Trustee or any Second Lien Secured Party.

(k) Without the express written consent of the Priority Lien Agent, none of the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any Priority Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to such Priority Lien Secured Party of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

(l) Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that any distribution or recovery the Second Lien Secured Parties or the Third Lien Secured Parties, as applicable, may receive in respect of any Collateral shall be segregated and held in trust and forthwith paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the applicable Second Lien Secured Party or Third Lien Secured Party that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, hereby appoints the Priority Lien Agent, and any officer or agent of the Priority Lien Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party and Third Lien Secured Party, as applicable, for the limited purpose of carrying out the provisions of this Section 4.02(l) and taking any action and executing any instrument that the Priority Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02(l), which appointment is irrevocable and coupled with an interest.

(m) Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that the Priority Lien Agent shall have the exclusive right to credit bid the Priority Lien Obligations and further that none of the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Priority Lien Agent.

(n) Without the consent of the Priority Lien Agent in its sole discretion, each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees it will not commence, support, or join the commencement of an involuntary bankruptcy case or petition or seek the appointment of an examiner or a trustee for DynCorp, any other Grantor or any of DynCorp’s subsidiaries.

(o) Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against any Priority Lien Secured Party or any of the Collateral.

(p) Each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, agrees that (a) the grants of Liens pursuant to the Priority Lien Security Documents, on the one hand, and the Second Lien Security Documents and the Third Lien Security Documents, on the other, constitute separate and distinct grants of Liens, (b) the Second Lien Secured Parties’ and the Third Lien Secured Parties’ claims against the Grantors in respect of their Liens on the Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Priority Lien Secured Parties against the Grantors in respect of the Collateral, and (c) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations and the Third Lien Obligations are all fundamentally different from the Priority Lien Obligations and must be separately classified in any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed, confirmed, or adopted in any Insolvency or Liquidation Proceeding. Without limiting the generality of the other provisions of this Agreement, this Agreement is expressly intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the Priority Lien Secured Parties, and is intended to provide the Priority Lien Secured Parties with the right, to receive payment of all post-petition interest, fees or expenses whether or not such interest, fees and expenses are allowed or allowable against the bankruptcy estate of any Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law. To further effectuate the intent of the parties as provided in the immediately preceding sentences, if it is held that any claims of the Priority Lien Secured Parties, on the one hand, and the Second Lien Secured Parties and/or the Third Lien Secured Parties, on the other, in respect of the Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties and the Third Lien Secured Parties), the Priority Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable under Section 506(b) of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law) or otherwise in such Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Second Lien Obligations or the Third Lien Obligations), with each of the Second Lien Collateral Trustee, for itself and on behalf of each Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, hereby acknowledging and agreeing to turn over to the Priority Lien Agent any amounts received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties and/or the Third Lien Secured Parties.

(q) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding, on account of the Priority Lien Obligations, on the one hand, and the Second Lien Obligations and/or the Third Lien Obligations, on the other, then, to the extent the debt obligations distributed on account of the Priority Lien Obligations, on the one hand, and on account of the Second Lien Obligations and/or the Third Lien Obligations, on the other hand, are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(r) If DynCorp, any other Grantor or any of DynCorp’s subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of DIP Financing (whether or not supported by the Priority Lien Secured Parties) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code or any other applicable provision of any other Bankruptcy Law, the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, agrees that neither it nor any other Third Lien Secured Party will raise any objection, contest or oppose, and each Third Lien Secured Party will consent to and waive any claim such Person may now or hereafter have, to any such DIP Financing or to the DIP Financing Liens on the Collateral securing the same, or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless the Second Lien Collateral Trustee or the Second Lien Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Second Liens, the Third Lien Collateral Trustee will, for itself and on behalf of the other Third Lien Secured Parties, subordinate the Third Liens on the Collateral to the Second Liens and to such DIP Financing Liens, so long as the Third Lien Collateral Trustee, on behalf of the Third Lien Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Second Liens as existed prior to the commencement of the case under the Bankruptcy Code.

(s) Without the consent of the Second Lien Collateral Trustee in its sole discretion, the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, agrees not to propose, support or enter into any DIP Financing other than a DIP Financing that provides for the payment in full in cash of the Second Lien Obligations.

(t) The Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other Disposition, a motion to sell or Dispose or the bidding and related procedures for such sale or Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or any other applicable provisions of any other Bankruptcy Law if the Second Lien Secured Parties shall have consented to such sale or Disposition, such motion to sell or Dispose or such proposed bidding and related procedures for such sale or Disposition of such Collateral and all Second Liens and Third Liens will attach to the proceeds of the sale in the same respective priorities as the existing Liens as set forth in this Agreement.

(u) The Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, waives any claim that may be had against the Second Lien Collateral Trustee or any other Second Lien Secured Party arising out of any DIP Financing Liens (granted in a manner that is consistent with this Agreement) or administrative expense priority under Section 364 of the Bankruptcy Code.

(v) The Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that, without the consent of the Second Lien Collateral Trustee, in its sole discretion, neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the Second Lien Collateral Trustee or any other Second Lien Secured Party for adequate protection or (ii) any objection by the Second Lien Collateral Trustee or any other Second Lien Secured Party to any motion, relief, action or proceeding based on the Second Lien Collateral Trustee or Second Lien Secured Parties claiming a lack of adequate protection.

(w) The Third Lien Collateral Trustee, for itself and on behalf of each of the other Third Lien Secured Parties, waives any claim the Third Lien Collateral Trustee or any such other Third Lien Secured Party may now or hereafter have against the Second Lien Collateral Trustee or any other Second Lien Secured Party (or their representatives) arising out of any election by the Second Lien Collateral Trustee or any Second Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

(x) The Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party (in each case, whether in the capacity of a secured creditor or an unsecured creditor) shall propose, support, or vote to accept any plan of reorganization or other dispositive restructuring plan or disclosure statement of DynCorp or any other Grantor unless such plan (i) is accepted by the Class of Second Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or (ii) otherwise provides for the payment in full in cash of all Second Lien Obligations (including all post-petition interest, prepayment or acceleration premiums, fees and expenses and cash collateralization of all letters of credit, in each case irrespective of whether any claim for such amounts is approved by any bankruptcy court) on the effective date of such plan.

(y) The Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that neither the Third Lien Collateral Trustee nor any Third Lien Secured Party shall (i) seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Second Lien Collateral Trustee or (ii) object to any motion by the Second Lien Collateral Trustee or any other Second Lien Secured Party seeking relief from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.

(z) The Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Trustee or any other Second Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses or cash collateralization of all letters of credit.

(aa) Without the express written consent of the Second Lien Collateral Trustee, neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any Second Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to such Second Lien Secured Party of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

(bb) Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Third Lien Collateral Trustee for itself and on behalf of each other Third Lien Secured Party, agrees that any distribution or recovery the Third Lien Secured Parties may receive in respect of any Collateral shall be segregated and held in trust and forthwith paid over to the Second Lien Collateral Trustee for the benefit of the Second Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the applicable Third Lien Secured Party Trustee that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, hereby appoints the Second Lien Collateral Trustee, and any officer or agent of the Second Lien Collateral Trustee, with full power of substitution, the attorney-in-fact of each Third Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.02(bb) and taking any action and executing any instrument that the Second Lien Collateral Trustee may deem necessary or advisable to accomplish the purposes of this Section 4.02(bb), which appointment is irrevocable and coupled with an interest.

(cc) The Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that the Second Lien Collateral Trustee shall have the exclusive right to credit bid the Second Lien Obligations and further that neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Second Lien Collateral Trustee.

(dd) Without the consent of the Second Lien Collateral Trustee in its sole discretion, the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees it will not commence, support, or join in the commencement of an involuntary bankruptcy case or petition or seek the appointment of an examiner or a trustee for DynCorp, any other Grantor or any of DynCorp’s subsidiaries.

(ee) The Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against any Second Lien Secured Party or any of the Collateral.

(ff) The Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, agrees that (a) the grants of Liens pursuant to the Second Lien Security Documents, on the one hand, and the Third Lien Security Documents, on the other, constitute separate and distinct grants of Liens, (b) the Third Lien Secured Parties’ claims against the Grantors in respect of their Liens on the Collateral constitute junior claims separate and apart

(and of a different class) from the senior claims of the Second Lien Secured Parties against the Grantors in respect of the Collateral, and (c) because of, among other things, their differing rights in the Collateral, the Third Lien Obligations are all fundamentally different from the Second Lien Obligations and must be separately classified in any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed, confirmed, or adopted in any Insolvency or Liquidation Proceeding. Without limiting the generality of the other provisions of this Agreement, this Agreement is expressly intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the Second Lien Secured Parties, and is intended to provide the Second Lien Secured Parties with the right, to receive payment of all post-petition interest, fees or expenses whether or not such interest, fees and expenses are allowed or allowable against the bankruptcy estate of any Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law. To further effectuate the intent of the parties as provided in the second preceding sentence, if it is held that any claims of the Second Lien Secured Parties, on the one hand, and the Third Lien Secured Parties, on the other, in respect of the Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Third Lien Secured Parties), the Second Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable under Section 506(b) of the Bankruptcy Code (or any similar provision of any other Bankruptcy Law) or otherwise in such Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Third Lien Obligations), with the Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, hereby acknowledging and agreeing, subject to and after the Discharge of Priority Lien Obligations, to turn over to the Second Lien Agent any amounts received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Third Lien Secured Parties.

(gg) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding, on account of the Second Lien Obligations, on the one hand, and the Third Lien Obligations, on the other, then, to the extent the debt obligations distributed on account of the Second Lien Obligations, on the one hand, and on account of the Third Lien Obligations, on the other, are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 4.03 Reinstatement.

(a) If any Priority Lien Secured Party or Second Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”) for any reason whatsoever, then the Priority Lien Obligations and/or the Second Lien Obligations, as applicable, shall be reinstated to the extent of such Recovery and the Priority Lien Secured Parties shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts turned over or otherwise paid by a Priority Lien Secured Party, and the Second Lien Secured Parties shall be entitled to a reinstatement of Second Lien Obligations with respect to all such recovered amounts turned over or otherwise paid by a Second Lien Secured Party.

(b) In respect of a Recovery paid by a Priority Lien Secured Party, each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that if, at any time, a Second Lien Secured Party or a Third Lien Secured Party, as applicable, receives notice of any such Recovery, the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party, as applicable, shall promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Priority Lien securing such Priority Lien Obligations and shall promptly turn any Collateral subject to any such Priority Lien then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made.

(c) Subject to Section 4.03(b), in a Recovery paid by a Second Lien Secured Party, each of the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that if, at any time, a Third Lien Secured Party receives notice of any such Recovery, the Third Lien Collateral Trustee or any other Third Lien Secured Party shall promptly pay over to the Second Lien Collateral Trustee any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Second Lien securing such Second Lien Obligations and shall promptly turn any Collateral subject to any such Second Lien then held by it over to the Second Lien Collateral Trustee, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made.

(d) If this Agreement shall have been terminated prior to any such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts described in the foregoing paragraphs (b) or (c), as applicable, received by the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party and then in its possession or under its control on account of the Second Lien Obligations or Third Lien Obligations, as applicable, after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03, be held in trust for and paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties for application to the reinstated Priority Lien Obligations until the discharge thereof or the Second Lien Collateral Trustee for the benefit of the Second Lien Secured Parties for application to the reinstated Second Lien Obligations until the discharge thereof. This Section 4.03 shall survive termination of this Agreement.

Section 4.04 Refinancings; Additional Second Lien Debt; Additional Third Lien Debt.

(a) The Priority Lien Obligations, the Second Lien Obligations and the Third Lien Obligations may be Replaced, by any Priority Substitute Credit Facility, Second Lien Substitute Facility or Third Lien Substitute Facility, as the case may be, in each case, without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that (i) the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Trustee shall receive on or prior to incurrence of a Priority Substitute Credit Facility, Second Lien Substitute Facility or Third Lien Substitute Credit Facility (A) an Officers’ Certificate stating that (I) the terms of each applicable Secured Debt Document then in effect permit such Priority Substitute Credit Facility, Second Lien Substitute Facility or Third Lien Substitute Facility, as the case may be, to be incurred and secured on such basis and with such priority and (II) the requirements of Section 4.06 have been satisfied, (B) if requested by the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Trustee, an Opinion of Counsel from DynCorp opining that the execution and delivery by the applicable Grantors party to such Priority Substitute Credit Facility, Second Lien Substitute Facility or Third Lien Substitute Facility of such Priority Substitute Credit Facility, Second Lien Substitute Facility or Third Lien Substitute Facility does not, and such Grantor’s performance of its obligations under such Priority Substitute Credit Facility, Second Lien Substitute Facility or Third Lien Substitute Facility will not, breach, violate or constitute a default under any existing obligation of or restriction on such Grantor under any of the applicable Secured Debt Documents then in effect and (C) a Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the Priority Lien Obligations, the Second Lien Obligations or the Third Lien Obligations (or an authorized agent, trustee or other representative on their behalf) and (ii) on or before the date of such incurrence, such Priority Substitute Credit Facility, Second Lien Substitute Facility or Third Lien Substitute Facility is designated by DynCorp, in an Officers’ Certificate delivered to the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Trustee, as “Priority Lien Debt”, “Second Lien Debt” or “Third Lien Debt”, as applicable, for the purposes of the Secured Debt Documents and this Agreement; provided that no Series of Secured Debt may be designated as more than one of Priority Lien Debt, Second Lien Debt or Third Lien Debt.

(b) DynCorp will be permitted to designate as an additional holder of Second Lien Obligations or Third Lien Obligations hereunder each Person who is, or who becomes, the registered holder of Second Lien Debt or Third Lien Debt, as applicable, incurred by DynCorp after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. DynCorp may effect such designation by delivering to the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Trustee, each of the following:

(i) (A) an Officers’ Certificate stating that the obligations to be incurred by DynCorp constitute either (x) Additional Second Lien Obligations which will be Second Lien Debt, or (y) Additional Third Lien Obligations which will be Third Lien Debt, which in each case, are permitted by each applicable Secured Debt Document then in effect to be incurred and secured by a Second Lien or Third Lien, as applicable, equally and ratably with all previously existing and future Second Lien Debt or Third Lien Debt, as applicable and (B) if requested by the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Trustee, an Opinion of Counsel from DynCorp opining that the execution and delivery by the applicable Grantors party to the applicable Additional Second Lien Documents or Additional Third Lien Documents of such Additional Second Lien Documents or Additional Third Lien Documents does not, and such Grantor’s performance of its obligations under such Additional Second Lien Documents or Additional Third Lien Documents will not, breach, violate or constitute a default under any existing obligation of or restriction on such Grantor under any of the applicable Secured Debt Documents then in effect;

(ii) an authorized agent, trustee or other representative on behalf of the holders or lenders of any Additional Second Lien Obligations or Additional Third Lien Obligations, as applicable, must be designated as an additional holder of Secured Obligations hereunder and must, prior to such designation, sign and deliver on behalf of the holders or lenders of such Additional Second Lien Obligations or Additional Third Lien Obligations, as applicable, a Priority Confirmation Joinder, and, to the extent necessary or appropriate to facilitate such transaction, a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof; and

(iii) evidence that DynCorp has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations deemed necessary by DynCorp and the holder of such Additional Second Lien Obligations or Additional Third Lien Obligations, as applicable, or its Secured Debt Representative, to ensure that the Additional Second Lien Obligations or Additional Third Lien Obligations are secured by the Collateral in accordance with the Second Lien Security Documents or the Third Lien Security Documents, as applicable (provided that such filings and recordings may be authorized, executed and recorded following any incurrence on a post-closing basis if permitted by the Second Lien Representative or Third Lien Representative for such Additional Second Lien Obligations or Additional Third Lien Obligations, as applicable).

For the avoidance of doubt, the deliveries set forth in clauses (ii) and (iii) of Section 4.04(b) shall not be required (and shall be deemed satisfied) in connection with an issuance of Additional Notes constituting Second Lien Indenture Notes.

Notwithstanding anything herein to the contrary, nothing in this Agreement will be construed to allow DynCorp or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Debt Document.

Each of the then-exiting Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Trustee shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to any such Replacement or any incurrence of Additional Notes, Additional Second Lien Obligations or Additional Third Lien Obligations, it being understood that the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Trustee and the Grantors, without the consent of any other Secured Party, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement or incurrence all at the expense of the Grantors. Upon the consummation of such Replacement or incurrence and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

Section 4.05 Amendments to Second Lien Documents and Third Lien Documents; Certain Amendments to Priority Lien Documents.

(a) Prior to the Discharge of Priority Lien Obligations, without the prior written consent of the Priority Lien Agent, no Second Lien Document or Third Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Second Lien Document or Third Lien Document, as applicable, would (i) adversely affect the lien priority rights of the Priority Lien Secured Parties or the rights of the Priority Lien Secured Parties to receive payments owing pursuant to the Priority Lien Documents, (ii) except as otherwise provided for in this Agreement, add any Liens securing the Collateral granted under the Second Lien Security Documents or the Third Lien Security Documents, (iii) confer any additional rights on the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party in a manner adverse to the Priority Lien Secured Parties, or (iv) contravene the provisions of this Agreement or the Priority Lien Documents.

(b) Prior to the Discharge of Second Lien Obligations, without the prior written consent of the Second Lien Collateral Trustee, no Third Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Third Lien Document, would (i) adversely affect the lien priority rights of the Second Lien Secured Parties or the rights of the Second Lien Secured Parties to receive payments owing pursuant to the Second Lien Documents, (ii) except as otherwise expressly provided for in this Agreement, add any Liens securing the Collateral granted under the Third Lien Security Documents, (iii) confer any additional rights on the Third Lien Collateral Trustee or any other Third Lien Secured Party in a manner adverse to the Second Lien Secured Parties, or (iv) contravene the provisions of this Agreement or the Second Lien Documents.

(c) The following provisions of the Priority Credit Agreement may not be amended, waived, supplemented or otherwise modified at any time without the prior written consent (which may include consents obtained in connection with a tender offer or exchange offer for the Second Lien Indenture Notes) of the holders of a majority in principal amount of the Second Lien Indenture Notes then outstanding:

(i) Section 2.05(b)(i) of the Priority Credit Agreement, and

(ii) the definitions of “Excess Cash Flow” and “Excess Cash Flow Period”, as well as any defined terms used therein and any defined terms used in such defined terms, in the Priority Credit Agreement, in each case, to the extent relating to mandatory prepayments based on excess cash flow.

Section 4.06 Legends. Each of:

(a) the Priority Lien Agent acknowledges with respect to the Priority Credit Agreement and the Priority Lien Security Documents,

(b) the Second Lien Collateral Trustee acknowledges with respect to (i) the Second Lien Indenture and the Indenture Second Lien Security Documents, and (ii) the Additional Second Lien Debt Facility and the Additional Second Lien Security Documents, if any, and

(c) the Third Lien Collateral Trustee acknowledges with respect to (i) the Initial Third Lien Debt Facility and the Initial Third Lien Security Documents, and (ii) the Additional Third Lien Debt Facility and the Additional Third Lien Security Documents, if any, that the Grantors shall cause each of the Second Lien Indenture, the Initial Third Lien Debt Facility, the Additional Second Lien Debt Facility (if any), the Additional Third Lien Debt Facility (if any) and each associated Security Document (other than control agreements to which both the Priority Lien Agent and the Second Lien Collateral Trustee are parties or, in the case of Third Lien Security Documents, other than control agreements to which the Priority Lien Agent or the Second Lien Collateral Trustee, as applicable, and the Third Lien Collateral Trustee are parties and other than any Priority Lien Security Document entered into prior to the date hereof) granting any security interest in the Collateral to contain the appropriate legend(s) set forth on Annex I.

Section 4.07 Second Lien Secured Parties and Third Lien Secured Parties Rights as Unsecured Creditors; Judgment Lien Creditor; Irrevocable Proxy and Power of Attorney.

(a) Both before and during an Insolvency or Liquidation Proceeding, any of the Second Lien Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims except to the extent that any such actions would be prohibited by, or inconsistent with, Section 3.03(a) or Section 4.02 or any other provisions in this Agreement; provided, further, that in the event that any of the Second Lien Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations) as the Second Liens are subject to this Agreement.

(b) Both before and during an Insolvency or Liquidation Proceeding the Third Lien Secured Parties shall not, and hereby irrevocably waive the right to, take any actions or exercise any rights against DynCorp or the other Grantors that would be available to a holder of unsecured claims except to the extent the Third Lien Secured Parties are expressly permitted to take such action or exercise such right under the terms of this Agreement; provided, further, that in the event that any of the Third Lien Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of any enforcement of its rights as an unsecured creditor with respect to the Third Lien Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations and the Second Lien Obligations, as applicable) as the Second Liens and Third Liens, as applicable, are subject to this Agreement.

(c) The Third Lien Collateral Trustee, on behalf of itself and the other Third Lien Secured Parties, hereby (i) grants to the Priority Lien Agent (or a Person designated in writing by the Priority Lien Agent) and the Second Lien Collateral Trustee (or a Person designated in writing by the Second Lien Collateral Trustee) an irrevocable voting proxy and irrevocable power of attorney in respect of the Third Lien Obligations in connection with any and all matters relating to an Insolvency or Liquidation Proceeding of DynCorp, any other Grantor or any of DynCorp’s Subsidiaries, which irrevocable voting proxy and irrevocable power of attorney gives the Priority Lien Agent (or its designee) and/or the Second Lien Collateral Trustee (or its designee) the full power and right (x) to take any action on behalf of the Third Lien Collateral Trustee and/or other Third Lien Secured Parties in respect of the Third Lien Obligations in connection with such Insolvency or Liquidation Proceeding, including without limitation filing and enforcement of claims or proofs of claim with respect to the Third Lien Obligations, and (y) to vote any claims relating to the Third Lien Obligations for, on behalf of, and in place of the Third Lien Collateral Trustee and each other Third Lien Secured Party, in respect of any and all matters (including without limitation with respect to acceptance or rejection of a proposed plan of reorganization, liquidation, arrangement, composition or extension) arising in such Insolvency or Liquidation Proceeding that may require a vote of the Third Lien Collateral Trustee and/or the other Third Lien Secured Parties, whether in their capacities as holders of unsecured claims, as unsecured creditors or otherwise, and (ii) agrees to deliver to the Priority Lien Agent and the Second Lien Collateral Trustee on the date hereof, and thereafter upon request, an irrevocable voting proxy and irrevocable power of attorney, in the form of Exhibit C hereto (the “Voting Proxy”), and/or such other proxies, powers of attorney, assignments and other instruments or documents as the Priority Lien Agent or the Second Lien Collateral Trustee may request, to further evidence or give effect to such proxy and power of attorney. It is understood that the Priority Lien Agent and/or the Second Lien Collateral Trustee shall have no obligation at any time to exercise such voting proxy and irrevocable power of attorney or to take any action thereunder. The Third Lien Collateral Trustee, on behalf of itself and the other Third Lien Secured Parties, agrees that if, in connection with any such Insolvency or Liquidation Proceeding, the Third Lien Collateral Trustee receives written notice that the Priority Lien Agent and/or the Second Lien Collateral Trustee (or any of their respective designees) intends, in its sole discretion, to exercise, on behalf of the Third Lien Secured Parties, any of the voting rights or other powers or rights granted to it pursuant to this paragraph or the Voting Proxy with respect to an action or matter described in such notice, the Third Lien Collateral Trustee and the other Third Lien Secured Parties shall not take such action or vote with respect to such matter so that the Priority Lien Agent and/or the Second Lien Collateral Trustee (or their respective designees) shall have the exclusive right, on behalf of the Third Lien Secured Parties, to take such action or to vote with respect to such matter. As between the Priority Lien Agent and the Second Lien Collateral Trustee, the Priority Lien Agent and the Second Lien Collateral Trustee hereby agree that the rights conferred upon them by this Section 4.07(c) and the Voting Proxy (the “Proxy and Power of Attorney Rights”) shall be exercisable exclusively by the Second Lien Collateral Trustee (or its designee), except, prior to the Discharge of Priority Lien Obligations, to the extent such exercise would be inconsistent with or prohibited by any provision of this Agreement (including, without limitation, Section 4.02), in which case such Proxy and Power of Attorney Rights shall instead be exercisable by the Priority Lien Agent (or its designee). Notwithstanding anything to the contrary herein, the Priority Lien Agent and the Second Lien Collateral Trustee (and their respective designees) shall not cause the

Third Lien Obligations to be voted in an Insolvency or Liquidation Proceeding pursuant to the Proxy and Power of Attorney Rights in a manner that would cause the claims of the Third Lien Secured Parties to be treated in a less favorable manner than they would have been entitled to under the absolute priority rule under the Bankruptcy Code.

Section 4.08 Postponement of Subrogation. (a) Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that no payment or distribution to any Priority Lien Secured Party pursuant to the provisions of this Agreement shall entitle any Second Lien Secured Party or Third Lien Secured Party to exercise any rights of subrogation in respect thereof until, in the case of the Second Lien Secured Parties, the Discharge of Priority Lien Obligations, and in the case of the Third Lien Secured Parties, the Discharge of Priority Lien Obligations and the Discharge of Second Lien Obligations shall have occurred. Following the Discharge of Priority Lien Obligations, but subject to the reinstatement as provided in Section 4.03, each Priority Lien Secured Party will execute such documents, agreements, and instruments as any Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such Priority Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Priority Lien Secured Party are paid by such Person upon request for payment thereof.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that no payment or distribution to any Second Lien Secured Party pursuant to the provisions of this Agreement shall entitle any Third Lien Secured Party to exercise any rights of subrogation in respect thereof. Following the Discharge of Second Lien Obligations, but subject to the reinstatement as provided in Section 4.03, each Second Lien Secured Party will execute such documents, agreements, and instruments as any Third Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Second Lien Obligations resulting from payments or distributions to such Second Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Second Lien Secured Party are paid by such Person upon request for payment thereof.

Section 4.09 Acknowledgment by the Secured Debt Representatives. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, the Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, and the Third Lien Collateral Trustee, for itself and on behalf of the other Third Lien Secured Parties, hereby acknowledges that this Agreement is a material inducement to enter into a business relationship, that each has relied on this Agreement to enter into the Priority Credit Agreement, the Second Lien Indenture and the Initial Third Lien Debt Facility, as applicable, and all documentation related thereto, and that each will continue to rely on this Agreement in their related future dealings.

ARTICLE V

PAYMENT SUBORDINATION OF THE THIRD LIEN OBLIGATIONS.

Section 5.01 Payment Subordination of the Third Lien Obligations. The Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, hereby agrees and acknowledges that, in addition to the other restrictions set forth in this Agreement, (i) the Third Lien Obligations shall in all respects be subordinate and junior in right of payment to all Priority Lien Obligations and Second Lien Obligations as set forth in this Article V, (ii) until the Discharge of Priority Lien Obligations and Second Lien Obligations, the Third Lien Secured Parties and any other holders of the Third Lien Obligations (x) shall not be entitled at any time to receive or collect any payments in respect of principal, interest or any other amounts payable under the Third Lien Obligations by or on behalf of DynCorp or any other Grantor or any of DynCorp’s Subsidiaries (other than (A) interest on the Third Lien Obligations paid solely in the form of additional Third Lien Obligations pursuant to the terms of the Third Lien Documents as in effect on the date hereof, (B) the issuance solely of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent of Holdings in exchange for the redemption, repurchase, retirement or other acquisition of Third Lien Obligations and (C) payment of indemnities and reimbursement of expenses pursuant to the Third Lien Documents as in effect on the date hereof), and (y) shall not take, demand or receive from DynCorp, any other Grantor or any of DynCorp’s other Subsidiaries, and DynCorp, the other Grantors and DynCorp’s other Subsidiaries shall not make, give or permit, directly or indirectly, any payment of the whole or any portion of the Third Lien Obligations, including without limitation by way of deduction from or setoff against any amounts due to DynCorp, any other Grantor or any of DynCorp’s other Subsidiaries from holders of Third Lien Obligations (except as permitted by the parenthetical to the preceding clause (x)), (iii) in the event the Priority Lien Obligations or the Second Lien Obligations become due and payable in full, whether upon maturity, acceleration or otherwise, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the provisions of this Agreement (including but not limited to this Article V), would otherwise be payable or deliverable upon or in respect of any Third Lien Obligations, shall instead be paid over and delivered (x) until Discharge of Priority Lien Obligations, to the Priority Lien Agent, for application on account of the Priority Lien Obligations, and (y) following Discharge of Priority Lien Obligations and prior to Discharge of Second Lien Obligations, to the Second Lien Collateral Trustee, for application on account of the Second Lien Obligations, with the result that the Third Lien Secured Parties shall not receive any such payment or distribution or any benefit therefrom, (iv) it is the intention of the Third Lien Secured Parties that no Third Lien Secured Party or other holder of Third Lien Obligations shall have any claim with respect to the Third Lien Obligations to any assets of DynCorp or any other Grantor or any of DynCorp’s Subsidiaries on a parity with or prior to the claims of the Priority Lien Secured Parties (or other holders of the Priority Lien Obligations) and the Second Lien Secured Parties (or other holders of the Second Lien Obligations), and (v) under no circumstances shall any Third Lien Secured Party or other holder of Third Lien Obligations assert that it has any claim with respect to the Third Lien Obligations to any assets of DynCorp or any other Grantor or any of DynCorp’s Subsidiaries on a parity with or prior to the claims of the Priority Lien Secured Parties (or other holders of the Priority Lien Obligations) and the Second Lien Secured Parties (or other holders of the Second Lien Obligations) (for the avoidance of doubt, it being understood that clauses (iv) and (v) above shall only apply to a Third Lien Secured Party or other holder of Third Lien Obligations in its capacity as a Third Lien Secured Party or holder of Third

Lien Obligations). The Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, hereby agrees that if, contrary to the preceding sentence, other than as expressly permitted by this Section 5.01 the Third Lien Collateral Trustee or any other Third Lien Secured Party (or any other holder of Third Lien Obligations) shall receive or collect any payment or distribution of any kind or character, whether in cash, property or securities, from DynCorp or any other Grantor or any of DynCorp’s Subsidiaries at any time prior to the Discharge of Priority Lien Obligations and Discharge of Second Lien Obligations, then (i) until Discharge of Priority Lien Obligations, it shall hold such amount in trust for the Priority Lien Agent and the other Priority Lien Secured Parties and transfer such amount to the Priority Lien Agent as promptly as practicable, in the form received (with any necessary endorsements) and (ii) following Discharge of Priority Lien Obligations and prior to Discharge of Second Lien Obligations, it shall hold such amount in trust for the Second Lien Collateral Trustee and the other Second Lien Secured Parties and transfer such amount to the Second Lien Collateral Trustee as promptly as practicable, in the form received (with any necessary endorsements). Any document evidencing the Third Lien Obligations shall contain an appropriate legend providing that the Third Lien Obligations are subordinated in right of payment to the Priority Lien Obligations and Second Lien Obligations pursuant to this Agreement.

ARTICLE VI

GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY

INTERESTS

Section 6.01 General.

(a) Prior to the Discharge of Priority Lien Obligations, the Priority Lien Agent agrees that if it shall at any time hold a Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Priority Lien Agent, the Priority Lien Agent will serve as gratuitous bailee for (i) the Second Lien Collateral Trustee for the sole purpose of perfecting the Second Lien of the Second Lien Collateral Trustee on such Collateral and (ii) the Third Lien Collateral Trustee for the sole purpose of perfecting the Third Lien of the Third Lien Collateral Trustee on such Collateral. It is agreed that the obligations of the Priority Lien Agent and the rights of the Second Lien Collateral Trustee, the other Second Lien Secured Parties, the Third Lien Collateral Trustee and the other Third Lien Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Priority Lien Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Second Lien or Third Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Second Lien Secured Parties to obtain a perfected Second Lien and the Third Lien Secured Parties to obtain a perfected Third Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such Account by the Priority Lien Agent. The Priority Lien Agent acting pursuant to this Section 6.01 shall not have by reason of the Priority Lien Security Documents, the Second Lien Security Documents, the Third Lien Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Priority Lien Secured Party, the Second Lien Collateral Trustee, any Second Lien Secured Party, the Third Lien Collateral Trustee or any Third Lien Secured Party, and each Second Lien Secured Party and each Third Lien Secured Party hereby waives any claim such party may have against the Priority Lien Agent with respect to any action taken (or omitted to be taken) thereby in connection with this Section 6.01. Subject to Section 4.03, from and after the Discharge of Priority Lien Obligations, the Priority Lien Agent shall take all such actions in its power as shall reasonably be requested by the Second Lien Collateral Trustee (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such Account (in each case to the extent the Second Lien Collateral Trustee has a Lien on such Collateral or Account after giving effect to any prior or concurrent releases of Liens) to the Second Lien Collateral Trustee for the benefit of all Second Lien Secured Parties.

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, the Second Lien Collateral Trustee agrees that if it shall at any time hold a Second Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Second Lien Collateral Trustee, the Second Lien Collateral Trustee will serve as gratuitous bailee for the Third Lien Collateral Trustee for the sole purpose of perfecting the Third Lien of the Third Lien Collateral Trustee on such Collateral. It is agreed that the obligations of the Second Lien Collateral Trustee and the rights of the Third Lien Collateral Trustee and the other Third Lien Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Second Lien Collateral Trustee will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Third Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Third Lien Collateral Trustee or any other Third Lien Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Third Lien Secured Parties to obtain a perfected Third Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such Account by the Second Lien Collateral Trustee. The Second Lien Collateral Trustee acting pursuant to this Section 6.01 shall not have by reason of the Second Lien Security Documents, the Third Lien Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Second Lien Secured Party, the Third Lien Collateral Trustee or any Third Lien Secured Party, and each Third Lien Secured Party hereby waives any claim such party may have against the Second Lien Collateral Trustee with respect to any action taken (or omitted to be taken) thereby in connection with this Section 6.01. Subject to Section 4.03, from and after the Discharge of Second Lien Obligations, the Second Lien Collateral Trustee shall take all such actions in its power as shall reasonably be requested by the Third Lien Collateral Trustee (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such Account (in each case to the extent the Third Lien Collateral Trustee has a Lien on such Collateral or Account after giving effect to any prior or concurrent releases of Liens) to the Third Lien Collateral Trustee for the benefit of all Third Lien Secured Parties.

Section 6.02 Deposit Accounts.

(a) (a) Prior to the Discharge of Priority Lien Obligations, to the extent that any Account is under the control of the Priority Lien Agent at any time, the Priority Lien Agent will hold such control for the benefit and on behalf of (i) the Second Lien Collateral Trustee for the purpose of perfecting the Liens of the Second Lien Secured Parties and (ii) the Third Lien Collateral Trustee for the purpose of perfecting the Liens of the Third Lien Secured Parties in such Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Second Lien Secured Parties or the Third Lien Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 6.02(a)). Unless the Second Liens on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Priority Lien Obligations, the Priority Lien Agent shall, at the request of the Second Lien Collateral Trustee, cooperate with the Grantors and the Second Lien Collateral Trustee (at the expense of the Grantors) in permitting control of any Accounts to be transferred to the Second Lien Collateral Trustee (or for other arrangements with respect to each such Accounts satisfactory to the Second Lien Collateral Trustee to be made).

(b) Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, to the extent that any Account is under the control of the Second Lien Collateral Trustee at any time, the Second Lien Collateral Trustee will hold such control for the benefit and on behalf of the Third Lien Collateral Trustee for the purpose of perfecting the Liens of the Third Lien Secured Parties in such Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Third Lien Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 6.02(b)). Unless the Third Liens on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Second Lien Obligations, the Second Lien Collateral Trustee shall, at the request of the Third Lien Collateral Trustee, cooperate with the Grantors and the Third Lien Collateral Trustee (at the expense of the Grantors) in permitting control of any Accounts to be transferred to the Third Lien Collateral Trustee (or for other arrangements with respect to each such Accounts satisfactory to the Third Lien Collateral Trustee to be made).

ARTICLE VII

APPLICATION OF PROCEEDS; DETERMINATION OF AMOUNTS

Section 7.01 Application of Proceeds. (a) Prior to the Discharge of Priority Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or Proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:

(i) first, to the payment in full in cash of all Priority Lien Obligations,

(ii) second, to the payment in full in cash of all Second Lien Obligations,

(iii) third, to the payment in full in cash of all Third Lien Obligations, and

(iv) fourth, to DynCorp or as otherwise required by applicable law.

(b) Following the Discharge of Priority Obligations but prior to the Discharge of Second Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or Proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:

(i) first, to the payment in full in cash of all Second Lien Obligations,

(ii) second, to the payment in full in cash of all Third Lien Obligations, and

(iii) third, to DynCorp or as otherwise required by applicable law.

Section 7.02 Determination of Amounts. Whenever a Secured Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Priority Lien Obligations (or the existence of any commitment to extend credit that would constitute Priority Lien Obligations), Second Lien Obligations or Third Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Secured Debt Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Secured Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Secured Debt Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of DynCorp. Each Secured Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to DynCorp, any Grantor or any of DynCorp’s subsidiaries, any Secured Party or any other Person as a result of such determination.

ARTICLE VIII

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE;

CONSENT OF GRANTORS; ETC.

Section 8.01 No Reliance; Information. The Priority Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties shall have no duty to disclose to any Third Lien Secured Party, Second Lien Secured Party or to any Priority Lien Secured Party, as the case may be, any information relating to DynCorp or any of the other Grantors, or any other circumstance bearing upon the risk of non-payment of any of the Priority Lien Obligations, the Second Lien Obligations or the Third Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any Priority Lien Secured Party, any Second Lien Secured Party or any Third Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, any Third Lien Secured Party, any Second Lien Secured Party or any Priority Lien Secured Party, as the case may be, it shall be under no obligation (a) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (b) to provide any additional information or to provide any such information on any subsequent occasion or (c) to undertake any investigation. Nothing in this Section 8.01 shall be construed to impose any obligation upon the Second Lien Collateral Trustee or the Second Lien Trustee to undertake any investigation as to any circumstance bearing upon the risk of non-payment of any of the Secured Obligations.

Section 8.02 No Warranties or Liability.

(a) The Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article IX, (i) neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon and (ii) neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Third Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b) The Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article IX, (i) neither the Priority Lien Agent nor any other Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon and (ii) neither the Third Lien Collateral Trustee nor any other Third Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Third Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(c) The Third Lien Collateral Trustee, for itself and on behalf of the other Third Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article IX, (i) neither the Priority Lien Agent nor any other Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon and (ii) neither the Second Lien Collateral Trustee nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(d) The Priority Lien Agent and the other Priority Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Trustee, any other Second Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party, the Second Lien Collateral Trustee and the other Second Lien Secured Parties shall have no express or implied duty to the Priority Lien Agent, any other Priority Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party, and the Third Lien Collateral Trustee shall have no express or implied duty to the Priority Lien Agent, any other Priority Lien Secured Party, the Second Lien Collateral Trustee or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Priority Lien Document, any Second Lien Document and any Third Lien Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(e) Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Secured Party, and the Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, hereby waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or such Priority Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or only part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations. The Third Lien Collateral Trustee, for itself and on behalf each other Third Lien Secured Party, hereby waives any claim that may be had against the Second Lien Collateral Trustee or any other Second Lien Secured Party arising out of any actions which the Second Lien Collateral Trustee or such Second Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or only part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Second Lien Documents or the valuation, use, protection or release of any security for such Second Lien Obligations.

Section 8.03 Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Priority Lien Agent and the other Priority Lien Secured Parties, the Second Lien Collateral Trustee and the other Second Lien Secured Parties, and the Third Lien Collateral Trustee and the other Third Lien Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Secured Debt Document;

(b) any change in the time, place or manner of payment of, or in any other term of (including the Replacing in accordance with this Agreement of), all or any portion of the Priority Lien Obligations, it being specifically acknowledged that a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Secured Debt Document;

(d) the securing of any Priority Lien Obligations, Second Lien Obligations or Third Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Priority Lien Obligations, Second Lien Obligations or Third Lien Obligations;

(e) the commencement of any Insolvency or Liquidation Proceeding in respect of DynCorp or any other Grantor; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, DynCorp or any other Grantor in respect of the Priority Lien Obligations, the Second Lien Obligations or the Third Lien Obligations.

Section 8.04 Grantors Consent. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Secured Debt Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

Section 9.01 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by such party.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the Priority Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

Section 9.02 Representations and Warranties of Each Representative. Each of the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Trustee represents and warrants to the other parties hereto that it is authorized under the Priority Credit Agreement, the Second Lien Indenture and the Initial Third Lien Debt Facility, as the case may be, to enter into this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Original Priority Lien Agent, to it at:

Bank of America, N.A.

135 South LaSalle Street

Mail Code: IL4-135-09-61

Chicago, IL 60603

Fax: (877) 207-2382

Attention: Roberto Salazar

(b) if to the Original Second Lien Collateral Trustee, to it at:

Wilmington Trust, National Association

Global Capital Markets

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Fax: 203-453-1183

Attention: DynCorp International Secured Notes Administrator

(c) if to the Original Third Lien Collateral Trustee, to it at:

DynCorp Funding LLC

c/o Cerberus Capital Management, L.P.

875 Third Avenue 11th Floor

New York, NY 10022

Telephone No.: (212) 284-7931

Attention: Michael Sanford

(d) if to any other Secured Debt Representative, to such address as specified in the Priority Confirmation Joinder.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. As agreed to in writing among DynCorp, the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Trustee from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 10.02 Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Secured Debt Representative.

Section 10.03 Actions Upon Breach; Specific Performance. (a) (i) Prior to the Discharge of Priority Lien Obligations, if any Second Lien Secured Party or Third Lien Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Priority Lien Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Priority Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor and (ii) following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, if any Third Lien Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Second Lien Collateral Trustee, may interpose as a defense or dilatory plea the making of this Agreement, and any Second Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) (i) Prior to the Discharge of Priority Lien Obligations, should any Second Lien Secured Party or Third Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the Priority Lien Agent or any other Priority Lien Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the Priority Lien Agent, (A) may obtain relief against such Second Lien Secured Party or Third Lien Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the Second Lien Collateral Trustee on behalf of each Second Lien Secured Party and the Third Lien Collateral Trustee on behalf of each Third Lien Secured Party that (I) the Priority Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (II) each Second Lien Secured Party and Third Lien Secured Party waives any defense that the Grantors and/or the Priority Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages, and (B) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement and (ii) following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, should any Third Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the Second Lien Collateral Trustee or any other Second Lien Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the Second Lien Collateral Trustee, (A) may obtain relief against such Third Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Third Lien Collateral Trustee on behalf of each Third Lien Secured Party that (I) the Second Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (II) each Third Lien Secured Party waives any defense that the Grantors and/or the Second Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages, and (B) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.

Section 10.04 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 10.05 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 10.06 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.08 Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 10.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Debt Documents, the provisions of this Agreement shall control.

Section 10.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the distinct and separate relative rights of the Priority Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties. None of DynCorp, any other Grantor or any other creditor thereof shall have any rights hereunder, as third party beneficiaries or otherwise, except as expressly provided in Sections 4.01, 4.02, 4.04, or 4.05 and neither DynCorp nor any other Grantor may rely on the terms hereof (other than Sections 4.01, 4.02, 4.04, or 4.05 and Article X). Nothing in this Agreement is intended to or shall impair the obligations of DynCorp or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Debt Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Debt Document, the Grantors shall not be required to act or refrain from acting pursuant to this Agreement, any Priority Lien Document, any Second Lien Document or any Third Lien Document with respect to any Collateral in any manner that would cause a default under any Priority Lien Document.

Section 10.13 Certain Terms Concerning the Second Lien Collateral Trustee and the Third Lien Collateral Trustee. (a) The Second Lien Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the Second Lien Indenture; and in so doing, the Second Lien Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Second Lien Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Second Lien Indenture and the other Second Lien Documents. It is expressly understood and agreed that the use of the term “trustee” or “Trustee” in this Agreement with reference to the Second Lien Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations to any Persons, including without limitation any Second Lien Secured Parties arising under trust or agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom.

(b) The Third Lien Collateral Trustee is executing and delivering this Agreement solely in its capacity as such; and in so doing, the Third Lien Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Third Lien Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Initial Third Lien Debt Facility and the other Third Lien Documents. It is expressly understood and agreed that the use of the term “trustee” or “Trustee” in this Agreement with reference to the Third Lien Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations to any Persons, including without limitation any Third Lien Secured Parties, as applicable, arising under trust or agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom.

Section 10.14 Certain Terms Concerning the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Trustee. None of the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Trustee shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or DynCorp) any amounts in violation of the terms of this Agreement, so long as the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Trustee, as the case may be, is acting in good faith. Each party hereto hereby acknowledges and agrees that each of the Priority Lien Agent, the Second Lien Collateral Trustee and the Third Lien Collateral Trustee is entering into this Agreement solely in its capacity under the Priority Lien Documents, the Second Lien Documents and the Third Lien Documents, respectively, and not in its individual capacity. (a) The Priority Lien Agent shall not be deemed to owe any fiduciary duty to (i) the Second Lien Collateral Trustee or any other Second Lien Representative or any other Second Lien Secured Party or (ii) the Third Lien Collateral Trustee or any other Third Lien Representative or any other Third Lien Secured Party; (b) the Second Lien Collateral Trustee shall not be deemed to owe any fiduciary duty to (i) the Priority Lien Agent or any other Priority Lien Secured Party or (ii) the Third Lien Collateral Trustee or any other Third Lien Representative or any other Third Lien Secured Party; and (c) the Third Lien Collateral Trustee shall not be deemed to owe any fiduciary duty to (i) the Priority Lien Agent or any other Priority Lien Secured Party or (ii) the Second Lien Collateral Trustee or any other Second Lien Representative or any other Second Lien Secured Party.

Section 10.15 Authorization of Secured Agents. By accepting the benefits of this Agreement and the other Priority Lien Security Documents, each Priority Lien Secured Party authorizes the Priority Lien Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Second Lien Security Documents, each Second Lien Secured Party authorizes the Second Lien Collateral Trustee to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Third Lien Security Documents, each Third Lien Secured Party authorizes the Third Lien Collateral Trustee to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.

Section 10.16 Further Assurances. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, the Second Lien Collateral Trustee, for itself and on behalf of the other Second Lien Secured Parties, the Third Lien Collateral Trustee, for itself and on behalf of the other Third Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Priority Lien Agent, the Second Lien Collateral Trustee or the Third Lien Collateral Trustee may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

Section 10.17 Relationship of Secured Parties. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Secured Parties. None of the Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to any other Secured Party or to any other Person for any Grantor’s solvency, financial condition or ability to repay the Priority Lien Obligations, the Second Lien Obligations or the Third Lien Obligations, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the Priority Lien Documents, the Second Lien Documents or the Third Lien Documents, or any security interests granted by any Grantor to any Secured Party in connection therewith. Each Secured Party has entered into its respective financing agreements with the Grantors based upon its own independent investigation (it being understood that neither the Second Lien Collateral Trustee nor the Second Lien Trustee have made any such investigation), and none of the Priority Lien Agent, the Second Lien Collateral Trustee, Second Lien Trustee or the Third Lien Collateral Trustee makes any warranty or representation to the other Secured Debt Representatives or the Secured Parties for which it acts as agent nor does it rely upon any representation of the other agents or the Secured Parties for which it acts as agent with respect to matters identified or referred to in this Agreement.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Priority Lien Agent

By:	/s/ Roberto Salazar
	Name:	Roberto Salazar
	Title:	Vice President

[Signature Page to Intercreditor Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Collateral Trustee

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

DYNCORP FUNDING LLC, as Third Lien Collateral Trustee

By: Cerberus Capital Management, L.P., its Manager

By:	/s/ Seth P. Plattus
	Name:	Seth P. Plattus
	Title:	Senior Managing Director

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

DYNCORP INTERNATIONAL INC.

By:	/s/ William T. Kansky
	Name:	William T. Kansky
	Title:	Senior Vice President & Chief Financial Officer

[Signature Page to Intercreditor Agreement]

DELTA TUCKER HOLDINGS, INC.

By:	/s/ William T. Kansky
Name: William T. Kansky
Title: Senior Vice President and Chief Financial Officer

DIV CAPITAL CORPORATION
DTS AVIATION SERVICES LLC
DYN MARINE SERVICES OF VIRGINIA LLC
DYNCORP AEROSPACE OPERATIONS LLC
DYNCORP INTERNATIONAL LLC
DYNCORP INTERNATIONAL SERVICES LLC
HELIWORKS LLC
PHOENIX CONSULTING GROUP, LLC
SERVICES INTERNATIONAL LLC
WORLDWIDE MANAGEMENT AND CONSULTING SERVICES LLC
WORLDWIDE RECRUITING AND STAFFING SERVICES LLC

By:	/s/ William T. Kansky
Name: William T. Kansky
Title: Senior Vice President and Chief Financial Officer

CASALS & ASSOCIATES, INC.

By:	/s/ William T. Kansky
Name: William T. Kansky
Title: Vice President, Chief Financial Officer and Treasurer

[Signature Page to Intercreditor Agreement]

ANNEX I

Provision for the Second Lien Indenture, any Additional Second Lien Debt Facility, the Second Lien Documents, the Initial Third Lien Debt Facility, any Additional Third Lien Debt Facility and the Third Lien Documents

Reference is made to the Intercreditor Agreement, dated as of June 15, 2016, between BANK OF AMERICA, N.A., as Priority Lien Agent (as defined therein), [WILMINGTON TRUST, NATIONAL ASSOCIATION], as Second Lien Collateral Trustee (as defined therein), and DYNCORP FUNDING LLC, as Third Lien Collateral Trustee (as defined therein) (the “Intercreditor Agreement”). Each holder of [any Additional Second Lien Obligations][Initial Third Lien Obligations][any Additional Third Lien Obligations], by its acceptance of such [Additional Second Lien Obligations][Initial Third Lien Obligations][Additional Third Lien Obligations] i) consents to the subordination of Liens as provided for in the Intercreditor Agreement, ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and iii) authorizes and instructs the [Second/Third] Lien Collateral Trustee on behalf of each [Second/Third] Lien Secured Party (as defined therein) to enter into the Intercreditor Agreement as [Second/Third] Lien Collateral Trustee on behalf of such [Second/Third] Lien Secured Parties. The foregoing provisions are intended (i) as an inducement to the lenders under the Priority Credit Agreement to extend credit to DynCorp and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement and (ii) as an inducement to the holders of the Second Lien Indenture Notes (as defined therein) to acquire such Second Lien Indenture Notes and such holders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Provision for all Priority Lien Security Documents, Indenture Second Lien Security Documents, any Additional Second Lien Security Documents, the Initial Third Lien Security Documents and the Additional Third Lien Security Documents that Grant a Security Interest in Collateral

Reference is made to the Intercreditor Agreement, dated as of June 15, 2016, between BANK OF AMERICA, N.A., as Priority Lien Agent (as defined therein), [WILMINGTON TRUST, NATIONAL ASSOCIATION], as Second Lien Collateral Trustee (as defined therein), DYNCORP FUNDING LLC, as Third Lien Collateral Trustee (as defined therein) (the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, [(i) consents (or is deemed to consent), to the subordination of Liens as provided for in the Intercreditor Agreement,]1 [(i)][(ii)] agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, [(ii)][(iii)] authorizes (or is deemed to authorize) the [Priority Lien Agent] [Second Lien Collateral Trustee] [Third Lien Collateral Trustee] on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and [(iii)][(iv)] acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

[1]	This bracketed language would not apply to the Priority Lien Security Documents.

Annex I-1

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

Payment Subordination Legend for Third Lien Notes

Reference is made to the Intercreditor Agreement, dated as of June 15, 2016, between BANK OF AMERICA, N.A., as Priority Lien Agent (as defined therein), [WILMINGTON TRUST, NATIONAL ASSOCIATION], as Second Lien Collateral Trustee (as defined therein), DYNCORP FUNDING LLC, as Third Lien Collateral Trustee (as defined therein) (the “Intercreditor Agreement”). Capitalized Terms used and not defined in this paragraph have the respective meanings assigned to them in the Intercreditor Agreement. The Third Lien Collateral Trustee, for itself and on behalf of each Third Lien Secured Party, agrees and acknowledges that, and each holder of a Third Lien Obligation by its acceptance hereof acknowledges and agrees that, in accordance with the restrictions set forth in the Intercreditor Agreement, (i) the Third Lien Obligations shall in all respects be subordinate and junior in right of payment to all Priority Lien Obligations and Second Lien Obligations in the manner and to the extent set forth in the Intercreditor Agreement, (ii) until the Discharge of Priority Lien Obligations and Second Lien Obligations, the Third Lien Secured Parties and any other holders of the Third Lien Obligations (x) shall not be entitled at any time to receive or collect any payments in respect of principal, interest or any other amounts payable in respect of the Third Lien Obligations by or on behalf of DynCorp or any other Grantor or any of DynCorp’s Subsidiaries (other than as expressly set forth in the Intercreditor Agreement), and (y) shall not take, demand or receive from DynCorp, any other Grantor or any of DynCorp’s other Subsidiaries, and DynCorp, the other Grantors and DynCorp’s other Subsidiaries shall not make, give or permit, directly or indirectly, any payment of the whole or any portion of the Third Lien Obligations, including without limitation by way of deduction from or setoff against any amounts due to DynCorp, any other Grantor or any of DynCorp’s other Subsidiaries from holders of Third Lien Obligations (except as expressly permitted by the Intercreditor Agreement), and (iii) in the event the Priority Lien Obligations or the Second Lien Obligations become due and payable in full, whether upon maturity, acceleration or otherwise, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the provisions of the Intercreditor Agreement would otherwise be payable or deliverable upon or in respect of any Third Lien Obligations, shall instead be paid over and delivered (x) until Discharge of Priority Lien Obligations, to the Priority Lien Agent, for application on account of the Priority Lien Obligations, and (y) following Discharge of Priority Lien Obligations and prior to Discharge of Second Lien Obligations, to the Second Lien Collateral Trustee, for application on account of the Second Lien Obligations, in each case in accordance with the terms of the Intercreditor Agreement, with the result that the Third Lien Secured Parties shall not receive any such payment or distribution or any benefit therefrom. The Third Lien Collateral Trustee, for itself and on behalf of each other Third Lien Secured Party, agrees that and each holder of a Third Lien Obligation by its acceptance hereof acknowledges and agrees that if, contrary to the preceding sentence, other than as expressly permitted by the Intercreditor Agreement, the Third Lien Collateral Trustee or any other Third Lien Secured Party (or any other holder of Third Lien Obligations) shall receive or collect any payment or distribution of any kind or character, whether in cash, property or securities, from DynCorp or any other Grantor or any of DynCorp’s Subsidiaries at any time prior to the Discharge of Priority Lien Obligations and Discharge of Second Lien Obligations, then (i) until Discharge of Priority Lien Obligations, it shall hold such amount in trust for the Priority Lien Agent and the other Priority Lien Secured Parties and transfer such amount to the Priority Lien Agent as promptly as practicable, in the form received (with any necessary endorsements) and (ii) following Discharge of Priority Lien Obligations and prior to Discharge of Second Lien Obligations, it shall hold such amount in trust for the Second Lien Collateral Trustee and the other Second Lien Secured Parties and transfer such amount to the Second Lien Collateral Trustee as promptly as practicable, in the form received (with any necessary endorsements).

EXHIBIT A

to Intercreditor Agreement

[FORM OF]

PRIORITY CONFIRMATION JOINDER

Reference is made to the Intercreditor Agreement, dated as of June 15, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) between BANK OF AMERICA, N.A., as Priority Lien Agent for the Priority Lien Secured Parties (as defined therein), [WILMINGTON TRUST, NATIONAL ASSOCIATION], as Second Lien Collateral Trustee for the Second Lien Secured Parties (as defined therein) and DynCorp Funding LLC, as Third Lien Collateral Trustee for the Third Lien Secured Parties (as defined therein).

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Priority Confirmation Joinder is being executed and delivered pursuant to Section 4.04 [(a)][(b)] of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being [Additional] [Second/Third] Lien Obligations] under the Intercreditor Agreement.

1. Joinder. The undersigned, [                    ], a [                    ], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [describe applicable indenture, credit agreement or other document governing the Second or Third Lien Obligations] hereby:

(f) represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [Priority Lien Secured Parties under a Priority Substitute Facility] [Indenture Second Lien Secured Parties under the Second Lien Substitute Facility] [Additional Second Lien Secured Parties under an Additional Second Lien Debt Facility] [Additional Third Lien Secured Parties under an Additional Third Lien Debt Facility] as [a Priority Lien Agent under a Priority Substitute Credit Facility] [a Second Lien Collateral Trustee under a Second Lien Substitute Facility] [a Third Lien Collateral Trustee under a Third Lien Substitute Facility] [Secured Debt Representative] [Second Lien Representative] [Third Lien Representative] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(g) agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address];

2. Priority Confirmation.

[Option A: to be used if additional debt constitutes Priority Debt] The undersigned New Representative, on behalf of itself and each Priority Lien Secured Party for which the undersigned is acting as [Administrative Agent] hereby agrees, for the benefit of all Secured

Exhibit A-1

Parties and each future Secured Debt Representative, and as a condition to being treated as Priority Lien Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens. [or]

[Option B: to be used if additional debt constitutes a Series of Second Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Second Lien Debt [that constitutes a Second Lien Substitute Facility] for which the undersigned is acting as [Second Lien Representative][Second Lien Collateral Trustee] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Secured Debt under the Intercreditor Agreement, that:

(h) all Second Lien Obligations will be and are secured equally and ratably by all Second Liens at any time granted by DynCorp or any other Grantor to secure any Obligations in respect of such Series of Second Lien Debt, whether or not upon property otherwise constituting Collateral for such Series of Second Lien Debt, and that all such Second Liens will be enforceable by the Second Lien Collateral Trustee with respect to such Series of Second Lien Debt for the benefit of all Second Lien Secured Parties equally and ratably;

(i) the New Representative and each holder of Obligations in respect of the Series of Second Lien Debt for which the undersigned is acting as [Second Lien Representative][Second Lien Collateral Trustee] are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens, Second Liens and Third Liens and the order of application of proceeds from enforcement of Priority Liens, Second Liens and Third Liens; and

(j) the New Representative and each holder of Obligations in respect of the Series of Second Lien Debt for which the undersigned is acting as [Second Lien Representative][Second Lien Collateral Trustee] appoints the Second Lien Collateral Trustee and consents to the terms of the Intercreditor Agreement and the performance by the Second Lien Collateral Trustee of, and directs the Second Lien Collateral Trustee to perform, its obligations under the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto. [or]

[Option C: to be used if additional debt constitutes a Series of Third Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Third Lien Debt [that constitutes a Third Lien Substitute Facility] for which the undersigned is acting as [Third Lien Representative][Third Lien Collateral Trustee] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Secured Debt under the Intercreditor Agreement, that:

(k) all Third Lien Obligations will be and are secured equally and ratably by all Third Liens at any time granted by DynCorp or any other Grantor to secure any Obligations in respect of such Series of Third Lien Debt, whether or not upon property otherwise constituting Collateral for such Series of Third Lien Debt, and that all such Third Liens will be enforceable by the Third Lien Collateral Trustee with respect to such Series of Third Lien Debt for the benefit of all Third Lien Secured Parties equally and ratably;

Exhibit A-2

(l) the New Representative and each holder of Obligations in respect of the Series of Third Lien Debt for which the undersigned is acting as [Third Lien Representative][Third Lien Collateral Trustee] are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens, Second Liens and Third Liens and the order of application of proceeds from enforcement of Priority Liens, Second Liens and Third Liens; and

(m) the New Representative and each holder of Obligations in respect of the Series of Third Lien Debt for which the undersigned is acting as [Third Lien Representative][Third Lien Collateral Trustee] appoints the Third Lien Collateral Trustee and consents to the terms of the Intercreditor Agreement and the performance by the Third Lien Collateral Trustee of, and directs the Third Lien Collateral Trustee to perform, its obligations under the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto.

3. Full Force and Effect of Intercreditor Agreement. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

4. Governing Law and Miscellaneous Provisions. The provisions of Article X of the Intercreditor Agreement will apply with like effect to this Priority Confirmation Joinder.

5. Expenses. DynCorp agree to reimburse each Secured Debt Representative for its reasonable out of pocket expenses in connection with this Priority Confirmation Joinder, including the reasonable fees, other charges and disbursements of counsel.

Exhibit A-3

IN WITNESS WHEREOF, the parties hereto have caused this Priority Confirmation Joinder to be executed by their respective officers or representatives as of [            , 20    ].

[insert name of New Representative]

By:
Name:
Title:

The Priority Lien Agent hereby acknowledges receipt of this Priority Confirmation Joinder [and agrees to act as Priority Lien Agent for the New Representative and the holders of the Obligations represented thereby]:

as Priority Lien Agent

By:
Name:
Title:

The Second Lien Collateral Trustee hereby acknowledges receipt of this Priority Confirmation Joinder [and agrees to act as Second Lien Collateral Trustee for the New Representative and the holders of the Obligations represented thereby]:

as Second Lien Collateral Trustee

By:
Name:
Title:

The Third Lien Collateral Trustee hereby acknowledges receipt of this Priority Confirmation Joinder [and agrees to act as Third Lien Collateral Trustee for the New Representative and the holders of the Obligations represented thereby]:

as Third Lien Collateral Trustee

By:
Name:
Title:

Exhibit A-4

Acknowledged and Agreed to by:

DYNCORP INTERNATIONAL INC.

By:
Name:
Title:

Exhibit A-5

EXHIBIT B

to Intercreditor Agreement

SECURITY DOCUMENTS

PART A.

List of Priority Lien Security Documents

1.	Amended and Restated Security Agreement dated as of June 15, 2016 among DynCorp International Inc., each of the other Grantors party thereto, and the Priority Lien Agent, as Collateral Agent for the Priority Lien Secured Parties.

2.	Patent Security Agreement dated as of July 7, 2010 by DynCorp International Inc. and Phoenix Consulting Group, LLC in favor of the Priority Lien Agent, as Collateral Agent for the Priority Lien Secured Parties.

3.	Trademark Security Agreement dated as of July 7, 2010 by DynCorp International Inc., Phoenix Consulting Group, LLC and Casals & Associates, Inc., in favor of the Priority Lien Agent, as Collateral Agent for the Priority Lien Secured Parties.

4.	Copyright Security Agreement dated as of July 7, 2010 by Phoenix Consulting Group, LLC in favor of the Priority Lien Agent, as Collateral Agent for the Priority Lien Secured Parties.

5.	Each mortgage and deed of trust entered into as of July 7, 2010 and thereafter, executed and delivered by Dyncorp International Inc. or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent, to secure the Priority Lien Obligations, except to the extent released by the Priority Lien Agent in accordance with this Agreement and the Priority Lien Security Documents.

6.	Each UCC Financing Statement filed in connection with the documents listed in items 1 and 5 of this Part A.

PART B.

List of Indenture Second Lien Security Documents

1.	Second Lien Security Agreement, dated as of June 15, 2016, by and among DynCorp International Inc., each of the other Grantors party thereto, and Wilmington Trust, National Association, as Collateral Agent, for the ratable benefit of the Secured Parties (as defined therein).

2.	Patent Security Agreement, dated as of June 15, 2016 by DynCorp International Inc. and Phoenix Consulting Group, LLC, in favor of the Wilmington Trust, National Association, as Collateral Agent.

Exhibit B-1

3.	Trademark Security Agreement, dated as of June 15, 2016 by DynCorp International Inc., Phoenix Consulting Group, LLC and Casals & Associates, Inc., in favor of Wilmington Trust, National Association, as Collateral Agent.

4.	Copyright Security Agreement, dated as of June 15, 2016 by Phoenix Consulting Group, LLC, in favor of the Wilmington Trust, National Association, as Collateral Agent.

5.	Each mortgage and deed of trust entered into after the date hereof, executed and delivered by DynCorp International Inc. or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Wilmington Trust, National Association, as Collateral Agent to secure the Second Lien Obligations, except to the extent released by Wilmington Trust, National Association, as Collateral Agent in accordance with this Agreement and the Second Lien Security Documents.

6.	Each UCC Financing Statement filed in connection with the documents listed in items 1 and 5 of this Part B.

PART C.

List of Initial Third Lien Security Documents

1.	Third Lien Security Agreement, dated as of June 15, 2016, by and among DynCorp International Inc., each of the other Grantors party thereto, and DynCorp Funding LLC, as Collateral Agent for the ratable benefit of the Secured Parties (as defined therein).

2.	Patent Security Agreement, dated as of June 15, 2016 by DynCorp International Inc. and Phoenix Consulting Group, LLC, in favor of DynCorp Funding LLC, as Collateral Agent.

3.	Trademark Security Agreement, dated as of June 15, 2016 by DynCorp International Inc., Phoenix Consulting Group, LLC and Casals & Associates, Inc., in favor of DynCorp Funding LLC, as Collateral Agent.

4.	Copyright Security Agreement, dated as of June 15, 2016 by Phoenix Consulting Group, LLC, in favor of DynCorp Funding LLC, as Collateral Agent.

5.	Each mortgage and deed of trust entered into after the date hereof, executed and delivered by DynCorp International Inc. or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of DynCorp Funding LLC, as Collateral Agent to secure the Third Lien Obligations, except to the extent released by DynCorp Funding LLC, as Collateral Agent in accordance with this Agreement and the Third Lien Security Documents.

6.	Each UCC Financing Statement filed in connection with the documents listed in items 1 and 5 of this Part C.

Exhibit B-2

EXHIBIT C

to Intercreditor Agreement

IRREVOCABLE VOTING PROXY AND IRREVOCABLE POWER OF ATTORNEY

Reference is hereby made to the Intercreditor Agreement, dated as of June 15, 2016 between BANK OF AMERICA, N.A., as Priority Lien Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Collateral Trustee, and DYNCORP FUNDING LLC, as Third Lien Collateral Trustee (the “Third Lien Collateral Trustee”) (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given thereto in the Agreement.

In accordance with the Agreement, the Third Lien Collateral Trustee, on behalf of itself and the other Third Lien Secured Parties, hereby grants to each of the Priority Lien Agent (or a Person designated in writing by the Priority Lien Agent) and the Second Lien Collateral Trustee (or a Person designated in writing by the Second Lien Collateral Trustee) an irrevocable voting proxy and irrevocable power of attorney in respect of the Third Lien Obligations in connection with any and all matters relating to an Insolvency or Liquidation Proceeding of DynCorp, any other Grantor or any of DynCorp’s Subsidiaries, which irrevocable voting proxy and irrevocable power of attorney, in accordance with the Agreement, gives each of the Priority Lien Agent (or its designee) and the Second Lien Collateral Trustee (or its designee) the full power and right (x) to take any action on behalf of the Third Lien Collateral Trustee and/or other Third Lien Secured Parties in respect of the Third Lien Obligations in connection with such Insolvency or Liquidation Proceeding, including without limitation filing and enforcement of claims or proofs of claim with respect to the Third Lien Obligations, and (y) to vote any claims relating to the Third Lien Obligations for, on behalf of, and in place of the Third Lien Collateral Trustee and each other Third Lien Secured Party, in respect of any and all matters (including without limitation with respect to acceptance or rejection of a proposed plan of reorganization, liquidation, arrangement, composition or extension) arising in such Insolvency or Liquidation Proceeding that may require a vote of the Third Lien Collateral Trustee and/or the other Third Lien Secured Parties, whether in their capacities as holders of unsecured claims, as unsecured creditors or otherwise. Notwithstanding anything to the contrary herein, the Priority Lien Agent and the Second Lien Collateral Trustee (and their respective designees) shall not have any authority under this proxy and power of attorney to cause the Third Lien Obligations to be voted in an Insolvency or Liquidation Proceeding in any manner that would cause the claims of the Third Lien Secured Parties to be treated in a less favorable manner than they would have been entitled to under the absolute priority rule under the Bankruptcy Code.

It is understood that neither the Priority Lien Agent nor the Second Lien Collateral Trustee shall have any obligation at any time to exercise such voting proxy and irrevocable power of attorney or to take any action thereunder.

Exhibit C-1

DynCorp Funding LLC

as Third Lien Collateral Trustee

By:
Name:
Title:

Exhibit C-2